SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NeoPhotonics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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2911 Zanker Road

San Jose, California 95134 USA

+1-408-232-9200

Dear Stockholder:

I would like to extend an invitation for you to join us at the Annual Meeting of Stockholders of NeoPhotonics Corporation on June 11, 2013, at 10:00 a.m. Pacific Time at our principal office located at 2911 Zanker Road, San Jose, California 95134 USA.

At this year’s meeting, you will be asked to approve the election of the two nominees for director named in the accompanying proxy statement, to approve the amendment to the Company’s 2010 Equity Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

I urge you to vote, as the board of directors has recommended:

1.	To elect each of our director nominees;

2.	To approve the amendment to the Company’s 2010 Equity Incentive Plan; and

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

Attached you will find a notice of meeting (which includes a notice of internet availability of our proxy materials) and proxy statement that contains further information about these items, as well as specific details of the meeting.

Only our stockholders of record at the close of business on April 17, 2013 are entitled to vote at the meeting. A list of registered stockholders entitled to vote at the meeting will be available at our office located at 2911 Zanker Road, San Jose, California 95134 USA, for ten days prior to the meeting and at the meeting.

I cordially invite all stockholders to attend the meeting in person. However, to assure your representation at the meeting, I urge you to submit your proxy as promptly as possible.

Your vote is important. Whether or not you expect to attend the meeting, I encourage you to vote. Please use the telephone or internet voting, or sign and return your proxy card prior to the meeting. This will assure that your shares will be represented and voted at the meeting, even if you cannot attend.

Sincerely,

Timothy S. Jenks President, Chief Executive Officer and Chairman of the Board of Directors San Jose, California April 26, 2013

2911 Zanker Road

San Jose, California 95134 USA

+1-408-232-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2013

You are invited to attend the 2013 NeoPhotonics Corporation Annual Meeting of Stockholders:

When	June 11, 2013, at 10:00 a.m. Pacific Time.

Where	Our principal office located at 2911 Zanker Road, San Jose, California 95134 USA.

Items of Business	•	Election of the two Class III directors nominated by our board of directors to serve for a three-year term and until their successors are elected (Proposal No. 1);

•	Approval of the amendment to our 2010 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares (Proposal No. 2);

•

Ratification of the selection by our Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 3); and

•	To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date	You are entitled to vote if you are a stockholder of record at the close of business on April 17, 2013.

Voting by Proxy	The board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the meeting. Please see “Questions and Answers About These Proxy Materials and Voting” in the accompanying Proxy Statement for information on submitting your proxy over the internet, by telephone, or by mail. If you later decide to vote at the meeting, information on revoking your proxy prior to the meeting is also provided. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Attendance at Meeting	If you plan to attend, please be sure to indicate your attendance when prompted during your internet or telephone submission.

Recommendations	The board of directors recommends that you vote:

•	“FOR” each of our nominees for Class III director (Proposal No. 1);

•

“FOR” the approval of the amendment to our 2010 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares (Proposal No. 2); and

•	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 3).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 11, 2013 at our principal office located at 2911 Zanker Road, San Jose,

California 95134 USA.

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission, are available at http://IR.neophotonics.com.

Your vote is important. Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

By order of the board of directors,

James D. Fay Senior Vice President, Chief Financial Officer and Assistant Secretary San Jose, California April 26, 2013

NEOPHOTONICS CORPORATION

2911 Zanker Road

San Jose, California 95134 USA

+1-408-232-9200

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Your proxy is solicited by the board of directors of NeoPhotonics Corporation (also referred to as the “Company”) for use at the 2013 Annual Meeting of Stockholders (also referred to as the “Annual Meeting”). Your vote is very important. For this reason, the board of directors is requesting that you allow your shares to be represented at the 2013 Annual Meeting of Stockholders by the proxies named on the proxy card. In connection with the solicitation of proxies by the board of directors, we are sending a Notice of Internet Availability of Proxy Materials (also referred to as the “Notice”) to our stockholders of record as of April 17, 2013. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice to all stockholders of record on or about May 1, 2013.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice to our stockholders of record as of April 17, 2013. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate your election. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Will I receive any other proxy materials by mail?

We do not expect to send any proxy materials by mail unless requested.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 11, 2013, at 10:00 a.m. Pacific Time at 2911 Zanker Road, San Jose, California 95134 USA. A map and directions are set forth on Annex A of this proxy statement. Information on how to vote in person at the Annual Meeting is discussed below.

You will be admitted to the Annual Meeting if you were a NeoPhotonics stockholder or joint holder as of the close of business on April 17, 2013, or you have authority to vote under a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual

Meeting. If you are a beneficial owner, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 17, 2013, a copy of the voting instruction form provided by your broker, trustee, or nominee, or other similar evidence of ownership. If you are a stockholder who is a natural person and not an entity, you and your immediate family members will be admitted to the Annual Meeting, provided you and they comply with the above procedures.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 17, 2013, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. On the record date, there were 30,610,893 shares of our common stock outstanding. Each share is entitled to one vote.

Stockholders of Record: Shares Registered in Your Name. If on April 17, 2013, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy on the internet or over the telephone as instructed below, or fill out and return a proxy card, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on April 17, 2013, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and present that proxy at the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

1.	Election of two nominees for Class III director named in this proxy statement to serve until the 2016 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	Approval of the amendment to our 2010 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares; and

3.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What are the board of directors’ recommendations?

Our board of directors recommends that you vote:

1.	“FOR” the election of each of the two nominees named in this proxy statement to serve on the board of directors;

2.	“FOR” the approval of the amendment to our 2010 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares (Proposal No. 2); and

3.	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What if another matter is properly brought before the meeting?

We will also consider any other business that properly comes before the Annual Meeting. As of April 26, 2013, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the proxy card or voting instruction form will vote the shares they represent using their best judgment.

How do I vote?

For Proposal No. 1, you may either vote “FOR” each nominee to the board of directors or you may withhold your vote for any nominee that you specify.

For Proposals No. 2 and No. 3, you may vote “FOR” or “AGAINST”, or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy on the internet, vote by proxy over the telephone or vote by proxy by requesting a proxy card in the mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote via the internet, go to http://www.proxyvote.com to complete an electronic proxy card and follow the steps outlined on the secured website. Your vote must be received by 11:59 P.M. Eastern Time on June 10th, 2013 to be counted.

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To vote by telephone, dial toll-free +1-800-690-6903 within the United States, Canada and Puerto Rico using a touch-tone phone and follow the instructions provided by the recorded message. Your vote must be received by 11:59 P.M. Eastern Time on June 10th, 2013 to be counted.

•

To vote by mail, you may do so by first requesting printed copies of the proxy materials by mail and then filling out the proxy card and sending it back in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Notice containing voting instructions from that organization rather than from NeoPhotonics. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.

We provide internet and telephone proxy voting to allow you to vote your shares on-line or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access or telephone call, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2013.

What if I submit a proxy card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted as follows:

•	“FOR” the election of each of the two nominees named in this proxy statement to serve on the board of directors;

•	“FOR” the approval of the amendment to our 2010 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on the proxy card) will vote your shares as recommended by the board of directors or, if no recommendation is given, will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee may vote your shares if they have discretionary authority to vote on the particular matter. Brokers do not have discretionary authority to vote shares with respect to Proposal 1, the election of directors or Proposal 2, the approval of the amendment to our 2010 Equity Incentive Plan, but they do have discretionary authority, if not otherwise directed, to vote shares with respect to Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Who is paying for this solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

How many copies should I receive if I share an address with another stockholder?

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for the Notice and other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for NeoPhotonics. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive the Notice and other proxy materials separately, please notify your broker and our investor relations department in writing at 2911 Zanker Road, San Jose, California 95134 USA, by email at IR@neophotonics.com or by telephone at +1-408-895-6086. If you currently receive multiple copies of the Notice or other proxy materials at your address and would like to request householding of your communications, please contact your broker and our investor relations department as described above.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may grant a subsequent proxy by telephone or through the internet, provided that your subsequent proxy must be received by 11:59 P.M. Eastern Time on June 10th, 2013;

•	You may submit another properly completed proxy bearing a later date, which must be received before the final vote;

•

You may send a written notice of revocation to our principal executive offices at 2911 Zanker Road, San Jose, California 95134 USA, attention James D. Fay, Chief Financial Officer, which must be received before the final vote; or

•

You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy or telephone proxy timely provided to us is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How can I make a proposal to be voted on at next year’s annual meeting of stockholders?

To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders, your proposal must be submitted in writing by December 27, 2013, to James D. Fay, Assistant Secretary, c/o NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134 USA, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2014, you must do so in writing following the above instructions not earlier than the close of business on February 11, 2014 and not later than the close of business on March 13, 2014. We advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2014 is held more than 30 days before or after June 11, 2014. The section titled “Board selection” in this proxy statement provides additional information on the director nomination process.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “WITHHOLD” and broker non-votes with respect to the election of directors, and, with respect to Proposals No. 2 and No. 3, “FOR” and “AGAINST” votes, abstentions and broker non-votes.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and entitled to vote and will have the same effect as “AGAINST” votes on Proposals No. 2 and No. 3.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. Routine matters include the ratification of the selection of independent accountants. Accordingly, if you own shares through a nominee, such as a broker or a bank, the nominee will not be able to vote your shares with respect to Proposal 1, the election of directors or Proposal 2, the approval of the amendment to our 2010 Equity Incentive Plan.

How many votes are needed to approve each proposal?

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For the election of directors, Proposal No. 1, the two nominees receiving the most “FOR” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “FOR” or “WITHHOLD” will affect the outcome. Broker non-votes will have no effect. Proxies may not be voted for a greater number of persons than the number of nominees named.

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To be approved, Proposal No. 2, the approval of the amendment to our 2010 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares, must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.

•

To be approved, Proposal No. 3, the ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of NeoPhotonics for its fiscal year ending December 31, 2013, must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.

What is a quorum?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote on the record date, April 17, 2013, are represented at the Annual Meeting either in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Stockholders who vote “ABSTAIN” on any proposal and discretionary votes and non-votes by brokers, banks and related agents on routine proposals will be counted towards the quorum requirement.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K which we expect to file with the Securities and Exchange Commission by June 17, 2013. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to publish the final results.

I also have access to NeoPhotonics Corporation’s Annual Report on Form 10-K. Is that a part of the proxy materials?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 15, 2013, is available on the internet along with the Notice and other proxy materials at http://IR.neophotonics.com. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, our proxy materials or your ownership of our common stock, please contact our Investor Relations Department, at 2911 Zanker Road, San Jose, California 95134 USA, telephone +1-408-895-6086.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and eight directors are currently authorized. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors unless the board of directors determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the board of directors to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of Mr. Kwan and Mr. Ting. Proxies may not be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of such substitute nominee as our Nominating and Corporate Governance Committee may propose. Mr. Kwan and Mr. Ting have each agreed to serve if elected.

Our Corporate Governance Guidelines have a Policy regarding Voting For Election of Directors in Uncontested Elections. This policy provides that in an uncontested election of directors, our board of directors shall nominate for election or re-election as director only those candidates who have tendered an irrevocable resignation as a director, which resignation shall be conditioned upon both (1) such director having failed to receive more “for” votes than “withheld” votes in an uncontested election and (2) acceptance by our board of directors of such resignation. If, in an uncontested election, a director fails to receive more “for” votes than “withheld” votes for election, then the board’s Nominating and Corporate Governance Committee will act to determine whether to recommend to the board that the board accept the director’s conditional resignation. The committee must submit such recommendation for prompt consideration by the Board, and the Board will act on the committee’s recommendation within 60 days following certification of the stockholder vote. In making their decision, the Nominating and Corporate Governance Committee and the board will evaluate the best interests of the Company and its stockholders and shall consider all factors and information deemed relevant. A director shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the conditional resignation of such director. If the Board shall determine not to accept the resignation of a director, the Board will promptly disclose its decision-making process and decision to reject the conditional resignation in a Form 8-K furnished to the Securities and Exchange Commission. A copy of our Corporate Governance Guidelines (including the director resignation policy) is available on our website at http://IR.neophotonics.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table sets forth the names, ages and positions of our directors as of April 17, 2013, the record date:

Name	Age	Position
Timothy S. Jenks	58	President, Chief Executive Officer, Director and Chairman of the Board of Directors
Charles J. Abbe(2)	71	Director
Bandel L. Carano(1)	51	Director
Allan Kwan(2)	54	Director
Björn Olsson(1)(3)	56	Director
Sergey Polikarpov	38	Director
Michael J. Sophie(2)	55	Lead Independent Director
Lee Sen Ting(2)(3)	70	Director

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

There are no familial relationships among our directors and executive officers.

NeoPhotonics encourages, but does not require, its directors to attend the annual meetings of stockholders. It is therefore up to each director whether to attend. Three of our seven directors then in office attended the 2012 Annual Meeting.

The following includes a brief biography of each nominee standing for election to the board of directors at the Annual Meeting, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the board of directors to determine that the applicable nominee should serve as a member of our board of directors.

Class III director nominees for election for a three-year term expiring at the 2016 Annual Meeting

Allan Kwan has served as a member of our board of directors since November 2008. Since April 2007, Mr. Kwan has been a Venture Partner of Oak Investment Partners, a venture capital firm. From May 2007 to May 2008, Mr. Kwan served on the board of directors of Linktone Ltd., a China-based wireless content and applications provider. From July 2001 until April 2007, Mr. Kwan served first as Managing Director of North Asia, then as Vice President International of Yahoo! Inc. Mr. Kwan previously served as Chairman and Chief Executive Officer of Asia.com, a provider of web services, and in various senior executive positions at Motorola and Nortel. Mr. Kwan holds a bachelor of applied science degree in mechanical engineering from the University of British Columbia in Canada, a master of business administration degree from the Wharton School, University of Pennsylvania, and a master of arts degree in international studies from the University of Pennsylvania. Mr. Kwan’s leadership experience in senior management and corporate development positions in North America and China, as well as his operating experience in wireline and wireless telecommunications businesses, brings significant industry expertise, cross border expertise and an important global perspective to the board of directors.

Lee Sen Ting has served as a member of our board of directors since October 2007. Since May 2009, Mr. Ting has served as a General Partner of two venture capital funds affiliated with W.R. Hambrecht + Co., LLC. From 2003 through April 2009, Mr. Ting served as a Managing Director at W.R. Hambrecht + Co., LLC, a financial services firm. From October 2000 to March 2002, Mr. Ting served as an Advisory Director to W.R. Hambrecht + Co. LLC. From July 1965 to August 2000, Mr. Ting served in various roles at Hewlett-Packard Company, most recently as Corporate Vice President and a Managing Director. Mr. Ting is a director of the Lenovo Group, a Chinese hardware manufacturer, and Microelectronics Technology Inc. Mr. Ting holds a bachelor of science degree in electrical engineering from Oregon State University and is a graduate of the Stanford Executive Program. Mr. Ting has more than 40 years experience in management and banking positions in the United States and internationally. His lengthy operating experience at Hewlett Packard provided him with extensive knowledge about operating in multiple Asian countries as well as dealing with cross-border management issues. This extensive background and international perspective provides valuable insights to our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL CLASS III DIRECTOR NOMINEES.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

AND CERTAIN CORPORATE GOVERNANCE MATTERS

In addition to the two Class III director nominees, our board of directors consists of six other directors in two other classes who will continue in office after the Annual Meeting with terms expiring in 2014 and 2015. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our voting stock.

The following includes a brief biography of each other director composing the remainder of the board of directors with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the board of directors to determine that the applicable director should serve as a member of our board of directors.

Class I directors continuing in office until the 2014 Annual Meeting

Timothy S. Jenks has served as our President and Chief Executive Officer and as a member of our board of directors since April 1998. From November 2002 until August 2005, Mr. Jenks also served as Chief Executive Officer of NanoGram Corporation, a nanomaterials applications company that we spun out, and served on its board of directors until July 2010 when it was acquired by Teijin Corporation. From November 2002 until March 2003, Mr. Jenks served as Chief Executive Officer and on the board of directors of NanoGram Devices Corporation, a medical device battery company that we spun out and that was acquired by Greatbatch, Inc. in 2004. Mr. Jenks served as our Chief Executive Officer and as a director at the time we filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code to address certain liabilities, including real estate lease obligations, in November 2003. From 1985 until 1998, Mr. Jenks served in several positions of increasing responsibility at Raychem Corporation, a California-based materials engineering company, acquired by Tyco International Ltd. in 1998, including General Manager of its Wire & Cable Division serving the Pacific Rim countries; its Wire & Cable Division in Swindon, United Kingdom serving the Europe and the Middle East, and Vice President and General Manager of its electrical products division in Munich, Germany and having operations in locations including the United States, Germany, Ireland, Russia, Singapore, Saudi Arabia and the United Kingdom. From March 2010 until June, 2011, Mr. Jenks served as a director of Ignis ASA, an optical technology company based in Norway that was acquired by Finisar Corporation in 2011. Mr. Jenks is a former naval officer, and holds a master of business administration degree from the Stanford Graduate School of Business, a master of science degree in nuclear engineering from the Massachusetts Institute of Technology and a bachelor of science degree in mechanical engineering and marine engineering from the U.S. Naval Academy. Mr. Jenks brings to our board of directors demonstrated leadership and management ability at senior levels. In addition, his years of experience in engineered components industries, as well as his leadership in engineering and manufacturing business operations in several countries around the world, provide a valuable perspective for our board. He also brings continuity to our board and deep historic knowledge of our company through his tenure as Chief Executive Officer.

Björn Olsson has served as a member of our board of directors since February 2009. From January 2012 to October 2012, Mr. Olsson was a director of Cinnober Financial Technology Aktiebolag, a Swedish exchange technology provider. Mr. Olsson is also a Founding Partner and board member of EMA Technology AB, a Swedish investment company. In the first half of 2009, Mr. Olsson was engaged in market and business research related to founding EMA Technology AB. Previously, Mr. Olsson was Executive Vice President and a member of the Ericsson Group Management Team from January 2004 until December 2008. He joined Telefonaktiebolaget LM Ericsson in 1981 and held several senior management positions, including head of the Broadband, Cellular Systems (North American Standards), Transmission Networks and Systems business units, and as Chief Information Officer. Mr. Olsson holds a master of science in industrial management and engineering from the Linköping Institute of Technology in Sweden. Mr. Olsson has more than 25 years of experience in telecommunications, information technology, general management and leadership experience in the telecommunications industry and wireless systems development and architecture globally. With his extensive knowledge of our industry globally as well as locally in Europe, Mr. Olsson brings a deep understanding of our customers’ end markets, providing valuable guidance and direction to our management team and board of directors.

Sergey Polikarpov has served as a member of our board of directors since April 2012. Since 2007, Mr. Polikarpov has been a Managing Director of Open Joint Stock Company “RUSNANO”, an entity organized under the laws of the Russian Federation (“Rusnano”). From 2006 to 2008, Mr. Polikarpov served on the board of directors of Plug Power Inc., a leader in fuel cell manufacturing. At Rusnano, Mr. Polikarpov’s role is to oversee and manage venture and equity investments in the global arena and Mr. Polikarpov has been involved with a number of privately held technology companies. Prior to joining Rusnano, Mr. Polikarpov worked for Interros, a Russian industrial group, on hydrogen/fuel cell projects. Mr. Polikarpov brings to our board of directors valuable experience in doing business in the Russian Federation and managing complex technology projects, as well as dealing with cross-border business operations. Mr. Polikarpov holds a master’s degree from Moscow State Technical University of Civil Aviation, and a master of business administration degree from Harvard Business School.

Class II directors continuing in office until the 2015 Annual Meeting

Charles J. Abbe has served as a member of our board of directors since October 2012 and will become our Lead Independent Director effective immediately following the Annual Meeting. Mr. Abbe served as president and chief operating officer and as director of JDS Uniphase Corporation from February 2000 until his retirement in June 2001. He was employed previously as president, chief executive officer and director at Optical Coating Laboratory, Inc. from 1998 until the company merged with JDS Uniphase in February 2000, and as vice president and general manager of its principal operating division from 1996 to 1998. From 1990 to 1996, he served in several positions of increasing responsibility, including senior vice president, electronics sector, at Raychem Corporation. Mr. Abbe practiced business consulting with McKinsey & Company from 1971 to 1989. Mr. Abbe holds both a master of science degree and a bachelor of science degree in chemical engineering from Cornell University and a master of business administration degree from Stanford University. Mr. Abbe is also a director of Cymer, Inc. a publicly held company, and CoSine Communications, Inc. His experience enables him to provide our board of directors with important strategic counsel and guidance.

Bandel L. Carano has served as a member of our board of directors since March 2004. Since 1987, Mr. Carano has been a General Partner of Oak Investment Partners, a venture capital firm he joined in 1985. Mr. Carano is a director of Airspan Networks Inc. and Kratos Defense and Security Solutions, Inc. In addition, Mr. Carano has previously invested in and served on the board of directors of public companies including Tele Atlas BV, Synopsys, Inc., FiberTower Corporation, Virata, Inc. and Polycom, Inc. Mr. Carano also serves on the Investment Advisory Board of the Stanford Engineering Venture Fund. Mr. Carano holds both a master of science degree and a bachelor of science degree in electrical engineering from Stanford University. As a venture capitalist, Mr. Carano has been involved with numerous technology companies in the telecommunications, wireless, rich media and semiconductor industries including 2Wire, Inc., Avici Systems, Qtera Corporation, Sentient Networks, Inc. and Wellfleet Communications, among others. Mr. Carano’s years of venture capital investing, his experience as a director of various public companies and his insights in building these businesses provide valuable perspective to the board of directors.

Michael J. Sophie has been a member of our board of directors since November 2006, and has been our Lead Independent Director since February 2011. Mr. Sophie has served as a director of Pericom Semiconductor Corporation since August 2008. Mr. Sophie also served as interim President and Chief Executive Officer of Proxim Wireless Corporation, a provider of wireless broadband technologies, from October 2010 to January 2011. Since May 2006, Mr. Sophie has served on the boards of several private companies and provided advisory services. From October 2007 to December 2007, Mr. Sophie served on the board of directors of Marvell Technology Group, a provider of storage, communications and consumer silicon solutions. From March 2003 to January 2007, Mr. Sophie served on the board of directors of McDATA Corporation Ltd., a provider of storage networking solutions. He was previously employed at UTStarcom Inc., a global seller of telecommunications hardware and software products, serving as its Chief Financial Officer from August 1999 through August 2005, and as Chief Operating Officer from June 2005 through May 2006. Previously, Mr. Sophie held executive positions at P-Com, Inc., a developer of network access systems, from August 1993 to August 1999, including Vice President of Finance, Chief Financial Officer and Group President. From 1989 through 1993, Mr. Sophie was Vice President of Finance at Loral Fairchild Corp., a unit of Loral, a defense electronics and communications company. He holds a bachelor of science degree from California State University, Chico and a master of business administration degree from the University of Santa Clara. On May 1, 2008, the Securities and Exchange Commission issued an order in which UTStarcom, its then Chief Executive Officer, and Mr. Sophie, its former Chief Financial Officer, were ordered to cease and desist from causing or committing violations of federal securities laws described in the order. These laws require filing accurate periodic reports with the Securities and Exchange Commission, making and keeping accurate books and records, devising and maintaining adequate internal accounting controls, and accurately providing the officer’s certification that must accompany a publicly traded company’s periodic reports. The order stated that the two individuals failed to implement and maintain adequate internal controls and falsely certified that UTStarcom’s financial statements and books and records were accurate, as more fully set forth in the order. Mr. Sophie agreed to pay a civil fine of $75,000 and consented to the order without admitting or denying the findings (other than Securities and Exchange Commission jurisdiction). The order did not prevent Mr. Sophie from serving as an officer or director of a publicly traded company. Mr. Sophie brings to our board of directors valuable capabilities in financial understanding, business perspective and U.S.-China cross border experience. Mr. Sophie provides an important role in keeping our board of directors current with audit issues, collaborating with our independent registered public accounting firm and management team and providing guidance and advice on our financial position.

Previous selection of directors

Prior to the initial public offering of our common stock, which occurred in February 2011, we had entered into a voting agreement with certain holders of our common stock and preferred stock. Pursuant to this voting agreement, Mr. Carano, Mr. Sophie and Mr. Ting were elected as directors. This voting agreement terminated upon completion of our initial public offering, and there are no further contractual arrangements regarding the election of our directors of which we are aware.

In April 2012 our board of directors appointed Sergey Polikarpov as a director in connection with a rights agreement with Rusnano granting Rusnano the right to designate one nominee to our board of directors, subject to the terms and conditions set forth in the rights agreement. Pursuant to the rights agreement, such nominee must (1) be qualified and suitable to serve as a member of our board of directors under all our applicable corporate governance policies or guidelines and applicable legal, regulatory and stock market requirements, and (2) be reasonably acceptable to a majority of the other members of our board of directors and our independent auditors. Rusnano has designated Mr. Polikarpov as its nominee to our board of directors, and our board of directors has confirmed that Mr. Polikarpov has met the qualifications required under the rights agreement.

Director independence

Our common stock is listed on the New York Stock Exchange. Under the rules of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors within a specified period following that company’s listing date in conjunction with its initial public offering. In addition, the rules of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934. Under the rules of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has previously undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that each of Messrs. Abbe, Carano, Kwan, Olsson, Polikarpov, Sophie and Ting are “independent directors” as defined under the rules of the New York Stock Exchange, constituting a majority of independent directors of our board of directors as required by the rules of the New York Stock Exchange. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Board leadership structure

Our board of directors is currently chaired by our President and Chief Executive Officer, Mr. Jenks, and our board of directors appoints a lead independent director. The board of directors believes that combining the positions of Chief Executive Officer and chairman of the board of directors, or Chairman, helps to ensure that the board of directors and management act with a common purpose. The board of directors further believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the board of directors believes that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and the board of directors, facilitating the regular flow of information. In light of our Chief Executive Officer’s extensive history with and knowledge of our company, and because the board of directors’ lead independent director is empowered to play a significant role in the leadership and in reinforcement of the independence of the board of directors, the board of directors believes that it is advantageous for NeoPhotonics to combine the positions of Chief Executive Officer and Chairman.

The board of directors appointed Mr. Sophie as the lead independent director effective upon the closing of our initial public offering in February 2011 to help reinforce the independence of the board of directors. In April 2012, our Nominating and Corporate Governance Committee approved the continuation of Mr. Sophie in this position, in light of the benefits provided to the board of directors and management of Mr. Sophie’s efforts in his capacity as lead independent director. In April 2013 the board of directors determined that immediately following our 2013 Annual Meeting of Stockholders, Jay Abbe will replace Mr. Sophie as our lead independent director, as part of our board’s intention to rotate the director serving in such position periodically. The responsibilities of the lead independent director include: with the Chairman, establishing the agenda for regular board of directors meetings and serving as chairman of such meetings in the absence of the Chairman; establishing the agenda for meetings of the independent directors; coordinating with the committee chairs regarding meeting agendas and informational requirements; presiding over meetings of the independent directors; presiding over any portions of meetings of the board of directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; presiding over any portions of meetings of the board of directors at which the performance of the board of directors is presented or discussed; and coordinating the activities of the other independent directors and performing such other duties as may be established or delegated by the Chairman. As a result, the board of directors believes that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities.

Role of the board in risk oversight

One of the key functions of the board of directors is informed oversight of our various processes for managing risk. The board of directors administers this oversight function directly through the board of directors as a whole, as well as through the standing committees of the board of directors that address risks associated with their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing risk exposure in our strategic plans, development programs, corporate goals and operating plans. Our Audit Committee has the responsibility to consider and discuss our major exposures to financial risk and the steps our management takes to monitor and control these exposures, including guidelines, policies and processes.

The Audit Committee also monitors our compliance with various legal and regulatory requirements, monitors our whistleblower system, and oversees the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the board of directors meets with certain members of our executive team, including the heads of our different organizational functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

Meetings of the board of directors

The board of directors met eleven times during the fiscal year ended December 31, 2012. All directors, except for Bandel Carano, attended at least 75 percent of the aggregate of the meetings of the board of directors and the committees on which they served held during the period for which they were a director and committee member, respectively.

As required under applicable New York Stock Exchange listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Our as lead independent director generally presides over the executive sessions.

Board committees

Our board of directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below.

Audit Committee. Our Audit Committee oversees our corporate accounting and financial reporting processes. For that purpose, our Audit Committee, among other things:

•	evaluates the qualifications and performance of our independent registered public accounting firm;

•	determines and approves the scope of engagement and compensation of our independent registered public accounting firm;

•	confers with management and our independent registered public accounting firm regarding the effectiveness of our internal control over financial reporting; and

•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

Our Audit Committee also has certain responsibilities, including without limitation, the following:

•	selecting and hiring the independent registered public accounting firm;

•	supervising and evaluating the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•

reviewing and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls; and

•	reviewing reports and communications from the independent registered public accounting firm.

The Audit Committee met ten times during the fiscal year ended December 31, 2012. The members of our Audit Committee are Messrs. Sophie, Abbe, Kwan and Ting. Mr. Abbe joined the Audit Committee in October 2012. Mr Ting will cease to serve on the committee immediately following our 2013 Annual Meeting of

Stockholders. Our board of directors has determined that Messrs. Abbe and Sophie are each an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. Mr. Sophie also serves as the chairman of our Audit Committee. Our board of directors has considered the independence and other characteristics of each member of our Audit Committee. In determining Mr. Kwan’s independence, our board of directors considered Mr. Kwan’s position as a venture partner of Oak Investment Partners, our largest stockholder, including his lack of voting and dispositive power over any of our shares held by Oak Investment Partners.

The Audit Committee has a written charter, which can be found on our corporate website at http://IR.neophotonics.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Compensation Committee. Our Compensation Committee oversees our corporate compensation policies, plans and benefits programs. The functions of this committee include:

•

reviewing and approving the compensation and other terms of employment of our executive officers and senior members of management and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	reviewing and approving the compensation of our directors; and

•	administering our stock option plans, stock purchase plans, compensation plans and similar programs, including the adoption, amendment and termination of such plans.

See “Compensation Discussion and Analysis” in this proxy statement for further information regarding our Compensation Committee’s processes.

The Compensation Committee met six times during the fiscal year ended December 31, 2012. The members of our Compensation Committee are Messrs. Olsson and Ting. Mr. Ting serves as the chairman of our Compensation Committee. We believe that each member of our Compensation Committee meets the requirements for independence under the current requirements of the New York Stock Exchange, as a non-employee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee has a written charter, which can be found on our corporate website at http://IR.neophotonics.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Messrs. Carano and Olsson, each of whom is a non-employee member of our board of directors. Mr. Carano serves as the chairman of our Nominating and Corporate Governance Committee. Our board of directors has determined that each of the directors serving on our Nominating and Corporate Governance Committee is independent within the meaning of the listing standards of the New York Stock Exchange. The functions of this committee include:

•	assessing the performance of our management and our board of directors;

•	identifying, reviewing, and evaluating candidates to serve on our board of directors, including nominations by stockholders of candidates for election to our board of directors;

•	reviewing and evaluating incumbent directors;

•	making recommendations to our board of directors regarding the membership of the committees of the board of directors; and

•	developing a set of corporate governance principles.

The Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2012. The Nominating and Corporate Governance Committee has a written charter, which can be found on our corporate website at http://IR.neophotonics.com . The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Board selection

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having the highest personal integrity and ethics, possessing relevant expertise, having sufficient time, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees, including incumbent directors and candidates for vacancies on the board of directors, are reviewed in the context of the current composition of the board of directors, our operating requirements and the long-term interests of stockholders. In selecting candidates and existing directors for service on the board of directors, the minimum general criteria set forth below will be considered; specific additional criteria may be added with respect to specific searches. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them.

Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of NeoPhotonics and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board of directors and NeoPhotonics, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to the diversity of the members of the board of directors, diversity is typically one of a number of factors that the Nominating and Corporate Governance Committee takes into account in identifying nominees as it is important that the members of the board of directors represent diverse viewpoints. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to NeoPhotonics during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for New York Stock Exchange purposes. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5 percent of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board of directors and for inclusion in a proxy statement may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 2911 Zanker Road, San Jose, California 95134 USA at least 120 days prior to the anniversary date of the mailing of our proxy statement for the prior year’s annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Communications with the board of directors

We have not adopted a formal process for stockholder communications with the board of directors. However, every reasonable effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Our stockholders may direct communications to a particular director or to the directors generally, in care of NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134 USA.

In addition, any interested person, including any stockholder, may communicate directly with our non-management directors. Persons interested in communicating directly with our non-management directors regarding any concerns or issues may do so by addressing correspondence to a particular director, or to our non-management directors generally, in care of NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134 USA. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Lead Independent Director, or the Chair of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee.

Corporate governance

Our board of directors has adopted has adopted Corporate Governance Guidelines (the “Guidelines”) that outline, among other matters, the role of the board of directors and the responsibilities of various committees of the board of directors. These Guidelines are available, along with other important corporate governance materials, on our website at http://IR.neophotonics.com. The Guidelines assure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, the role of the board of directors, director orientation and education, director compensation, board meetings and involvement of senior management, board committees, Chief Executive Officer performance evaluation and succession planning and board assessment.

Policy regarding Voting For Election of Directors in Uncontested Elections

Our Guidelines have a Policy regarding Voting For Election of Directors in Uncontested Elections. This policy provides that in an uncontested election of directors, our board of directors shall nominate for election or re-election as director only those candidates who have tendered an irrevocable resignation as a director, which resignation shall be conditioned upon both (1) such director having failed to receive more “for” votes than “withheld” votes in an uncontested election and (2) acceptance by our board of directors of such resignation. If, in an uncontested election, a director fails to receive more “for” votes than “withheld” votes for election, then the board’s Nominating and Corporate Governance Committee will act to determine whether to recommend to the board that the board accept the director’s conditional resignation. The committee must submit such recommendation for prompt consideration by the Board, and the Board will act on the committee’s recommendation within 60 days following certification of the stockholder vote. In making their decision, the Nominating and Corporate Governance Committee and the board will evaluate the best interests of the Company and its stockholders and shall consider all factors and information deemed relevant. A director shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the conditional resignation of such director. If the Board shall determine not to accept the resignation of a director, the Board will promptly disclose its decision-making process and decision to reject the conditional resignation in a Form 8-K furnished to the Securities and Exchange Commission. A copy of our Corporate Governance Guidelines (including the director resignation policy) is available on our website at http://IR.neophotonics.com.

Code of business conduct and ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://IR.neophotonics.com. We intend to disclose future amendments to the code of business conduct and ethics, or any waivers of its requirements, on our website to the extent permitted by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

AUDIT COMMITTEE REPORT*

Communications with management and independent registered public accounting firm

The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed pursuant to applicable auditing standards, which include, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed PricewaterhouseCoopers LLP’s independence from NeoPhotonics Corporation, including whether PricewaterhouseCoopers LLP’s provision of non-audit services was compatible with that independence.

Recommendation regarding financial statements

Based on the review and discussions referred to above, the Audit Committee unanimously recommended to our board of directors that NeoPhotonics Corporation’s audited fiscal 2012 financial statements be included in our Annual Report on Form 10-K for fiscal 2012.

From the members of our Audit Committee:

Michael J. Sophie, Chairman

Charles J. Abbe

Allan Kwan

Lee Sen Ting

*	This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

PROPOSAL 2

APPROVAL OF AMENDMENT TO 2010 EQUITY INCENTIVE PLAN

On December 12, 2012, our board of directors approved an amendment to the NeoPhotonics Corporation 2010 Equity Incentive Plan (the “2010 Plan”), subject to approval by our stockholders. The 2010 Plan was originally adopted by our board of directors on April 14, 2010, and was originally approved by our stockholders on July 20, 2010. The 2010 Plan was subsequently amended by our board of directors on November 29, 2010.

The proposed amendment provides for an increase in the number of shares of common stock that may be issued under the 2010 Plan by 1,500,000 shares to an aggregate of 4,304,725 shares, subject to increase due to the operation of an “evergreen” provision as described below; and a corresponding increase in the number of shares that may be issued as “incentive stock options” to an aggregate of 9,500,000 shares. Our board of directors believes it is in the best interests of the Company and our stockholders to amend the 2010 Plan to increase the number of shares available for issuance by such amount to ensure that we may grant stock options and other stock awards under the 2010 Plan at levels determined appropriate by our board of directors and our Compensation Committee. As of March 31, 2013, stock options covering an aggregate of 681,908 shares of common stock had been granted under the 2010 Plan, restricted stock units covering an aggregate of 1,179,884 shares of common stock had been granted under the 2010 Plan, and only 1,142,060 shares of common stock (plus any shares that might be returned to the 2010 Plan in the future as a result of cancellation, expiration or forfeiture of awards) remained available for future grant under the 2010 Plan. The weighted average exercise price of all options outstanding as of March 31, 2013 was approximately $5.86, and the weighted average remaining term of such options was approximately 8.8 years. A total of 30,604,293 shares of common stock were outstanding as of the record date.

Approval of the amendment of the 2010 Plan by our stockholders will also constitute approval of stock options covering an aggregate of 1,060,000 shares of common stock that were granted on December 12, 2012 by our Compensation Committee, which are subject to forfeiture if the proposed amendment to the 2010 Plan is not approved by our stockholders within 12 months of the grant date. These contingent stock option grants are reflected in the “New Plan Benefits” table below and are also discussed in more detail below under “Compensation Discussion and Analysis–Long-term equity incentive awards.”

In addition, approval of the amendment of the 2010 Plan by our stockholders will constitute approval of terms and conditions contained in the 2010 Plan that will permit us to grant stock options and performance awards under the 2010 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested and/or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the amendment of the 2010 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the 2010 Plan (as described in the summary below).

If this Proposal 2 is approved by our stockholders, the amendment of the 2010 Plan, as contemplated by this Proposal 2, will become effective upon the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 2, the 2010 Plan will continue in its current form and the contingent options will be forfeited.

Stockholder approval of this Proposal 2 requires a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. An “ABSTENTION” vote will have the same effect as a vote “AGAINST” this Proposal 2. Non-votes by brokers, banks and related agents on this proposal will not be counted towards the quorum requirement and will not affect the outcome of the vote.

Forecasted Utilization Rates; Consumption Rates

The 2010 Plan, together with our non-stockholder approved 2011 Inducement Award Plan, are collectively the source of all equity compensation for both our executives and our non-executive employees. We may only grant equity awards to continuing employees under our 2010 Plan. Traditionally, stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so stock options provide a strong incentive for individuals to work to grow our business and build stockholder value and are most attractive to individuals who share our entrepreneurial spirit. We continue to believe that stock options are a vital part of our equity program. However, we recognize that we must responsibly manage the growth of our equity compensation programs, and therefore in the past few years we have been granting some full value awards to our employees, which generally require fewer shares per award to maintain the same economic potential for the award recipients.

During the 2012 fiscal year, options to purchase 62,000 shares of common stock were granted under the 2010 Plan to our current executive officers, each with an exercise price of $4.96 per share, and restricted stock unit awards covering 41,000 shares of common stock were granted under the 2010 Plan to our current executive officers. In addition, we granted to all employees (excluding executive officers) as a group options to purchase 309,846 shares of common stock at exercise prices ranging from $4.27 to $5.80 per share, and restricted stock unit awards covering 633,109 shares of common stock.

The remaining number of shares in the 2010 Plan is approximately 1,142,060 shares as of March 31, 2013. The proposed amendment to this plan would increase the pool of available shares for future grant primarily in order to cover stock option awards covering an aggregate of 1,060,000 shares of common stock approved by our Compensation Committee on December 12, 2012, and which are otherwise subject to forfeiture if the amendment to the 2010 Plan is not approved by our stockholders within 12 months of the grant date. The proposed amendment to this plan would increase the pool of available shares for future grant to existing employees to a level that our board estimates would cover at least two years of equity grants, after taking into account the annual automatic increase to the plan’s share reserve by operation of its “evergreen” provision and assuming a modest increase in the number of employees eligible for grants over that time (approximately 20%). The combined consumption rates of grants from the 2010 Plan for 2013 and each of the following two years is expected to be approximately 3.5% or less, measured as a percentage of our total outstanding common stock. The share reserve, assuming approvals of the amendment of the 2010 Plan as set forth in this proxy statement, would allow us to move forward with confidence that we will be able to properly incentivize our executives and employees to maintain our long-term growth and development that our Compensation Committee believes equity uniquely provides.

Description of the 2010 Plan, as Proposed to be Amended

The material features of the 2010 Plan, as proposed to be amended, are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2010 Plan. Stockholders are urged to read the actual text of the 2010 Plan in its entirety, which is appended to this proxy statement as Annex B.

Purpose. The 2010 Plan is critical to our ongoing effort to build stockholder value through attracting, retaining and motivating employees, directors and consultants. In recent years, we have encountered significant competition for high caliber talent and we believe we must be prepared to offer equity compensation packages that fall at the median of the packages offered by our peer group of companies and larger competitors. Therefore, we are seeking to amend our equity plan to provide for the shares necessary so that we can ensure that we have the most qualified, motivated employees possible to help us grow our business.

Types of awards; Eligibility. The 2010 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, and to non-employee directors and consultants. Additionally, the 2010 Plan provides for the grant of performance cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Share reserve. Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2010 Plan was 865,420 shares. The 2010 Plan contains an “evergreen” provision which provides that the number of shares of our common stock reserved for issuance under the 2010 Plan automatically increases on January 1st each year, starting on January 1, 2011 and continuing through January 1, 2020, by 3.5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares of common stock as determined by our board of directors. As of March 31, 2013, a total of 2,804,725 shares of common stock are reserved for issuance under the 2010 Plan. Subject to any adjustments for changes in our capitalization and the operation of our evergreen provision, if this Proposal 2 is approved by our stockholders, an aggregate of 4,304,725 shares of common stock will be reserved for issuance under the 2010 Plan, which reflects an increase of 1,500,000 shares. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2010 Plan is 8,000,000 shares, which will be increased to 9,500,000 shares if the amendment is approved.

If a stock award granted under the 2010 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2010 Plan. In addition, the following types of shares under the 2010 Plan may become available for the grant of new stock awards under the 2010 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise price of an option. Shares issued under the 2010 Incentive Plan may be previously unissued shares or reacquired shares bought by us on the open market.

Administration. Our board of directors, or a duly authorized committee thereof, has the authority to administer the 2010 Plan. Our board of directors has delegated its authority to administer the 2010 Plan to our Compensation Committee under the terms of the Compensation Committee’s charter. Our board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Our board of directors has delegated such authority to our Chief Executive Officer for stock awards to new employees within ranges approved by our Compensation Committee. Subject to the terms of the 2010 Plan, our board of directors or the authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to reprice any outstanding stock award, cancel and re-grant any outstanding stock award or take any other action that is treated as a repricing under U.S. GAAP, with the consent of any adversely affected participant.

Stock options. Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2010 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2010 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2010 Plan, up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the occurrence of the event giving rise to the right to terminate the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionee, (4) a net exercise of the option if it is a nonstatutory option, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Tax limitations on incentive stock options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the incentive stock option does not exceed five years from the date of grant.

Restricted stock awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) past services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator.

Restricted stock unit awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be exercised for no consideration. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock appreciation units. Stock appreciation units are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation unit, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation unit, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation unit is exercised. A stock appreciation unit granted under the 2010 Plan vests at the rate specified in the stock appreciation grant agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation units granted under the 2010 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation grant agreement provides otherwise, if a participant’s service relationship with us, or any of our affiliates, ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation unit for a period of three months following the cessation of service. The stock appreciation unit term may be further extended in the event that exercise of the stock appreciation unit following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation unit for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation units generally terminate immediately upon the occurrence of the event giving rise to the right to terminate the individual for cause. In no event may a stock appreciation unit be exercised beyond the expiration of its term.

Performance awards. The 2010 Plan permits the grant of stock awards and cash awards that may vest, settle or be exercised or paid based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. All employees of NeoPhotonics and its affiliates and directors are eligible to receive performance-based awards under the 2010 Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by our board or our Compensation Committee, as appropriate. Performance-based awards granted under the 2010 Plan may also be structured to qualify as performance-based compensation under Section 162(m) of the Code, as discussed below.

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. Compensation attributable to performance-based awards under the 2010 Plan may qualify as performance-based compensation under Section 162(m) of the Code, provided that: (i) the award is granted by a Compensation Committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing, prior to the granting (or exercisability) of the award, that the performance goal has been satisfied.

In granting performance-based awards, our Compensation Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. If the award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), our Compensation Committee will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2010 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

No person may be granted stock awards covering more than 800,000 shares of our common stock under our 2010 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 400,000 shares or a performance cash award having a maximum value in excess of $10,000,000.

The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; and (33) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our board of directors or our Compensation Committee.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated goals; (3) to exclude the effects of changes to U.S. GAAP; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under U.S. GAAP; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of bonuses under our bonus plans; and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

While we believe it is in the best interests of NeoPhotonics and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation,” we cannot guarantee that such compensation ultimately will be deductible by us.

Other stock awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to capital structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2010 Plan, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (d) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2010 Plan pursuant to Section 162(m) of the Code) and (e) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate transactions. In the event of certain specified significant corporate transactions, our board of directors has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our board of directors may deem appropriate; or

•

make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our board of directors is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Change in control. In the event of a change in control of the Company, if the surviving or acquiring corporation elects not to assume, continue or substitute for outstanding stock awards (or the reacquisition or repurchase rights held in respect of such stock awards, as applicable), the vesting of such outstanding stock awards (and, with respect to options and stock appreciation rights, the time when such stock awards may be exercised) held by our officers, certain of our senior employees and our non-employee directors whose service has not terminated prior to the change in control will accelerate as to that number of shares that would otherwise have vested as of the date that is 12 months after the effective date of the change in control and such stock awards will terminate if not exercised (if applicable) at or prior to the time of the effective time of the change in control, and any reacquisition or repurchase rights held by us with respect to such stock awards will similarly lapse. Additionally, in the event of change in control in which the surviving or acquiring corporation assumes, continues or substitutes for outstanding stock awards, with respect to stock awards that have been assumed, continued or substituted that are held by such participants, if any such participant’s service terminates due to an involuntary termination (not including death or disability) of the participant without cause or due to a voluntary termination by the participant that is a resignation for good reason (as specified in the 2010 Plan) in connection with or within 12 months of the change in control, then, as of the date of termination of service, the vesting of such stock award (and, with respect to options and stock appreciation rights, the time when such stock awards may be exercised) shall be accelerated as to that number of shares that would otherwise have vested as of the 12 months after the effective date of the change in control.

If any payment or benefit a participant would receive pursuant to a change in control would constitute a “parachute payment” within the meaning of Section 280G of the Code and be subject to the excise tax imposed by Section 4999 of the Code, then such payment will be reduced to such amount that would result in no portion of the payment being subject to the excise tax or the largest portion of the payment, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, that results in the participant’s receipt (on an after-tax basis) of the greater amount of the payment notwithstanding that all or a portion of the payment may be subject to the excise tax.

Plan Amendments and Termination. We may amend or terminate the 2010 Plan at any time, although no amendment or termination of the plan may adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any further amendment to the 2010 Plan as required by applicable law. The 2010 Plan is set to expire on April 13, 2020.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options. The 2010 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be a long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be a short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days after his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock Units. Generally, no taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued.

Section 162 Limitations. Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2010 Plan is intended to enable us to grant awards that may be exempt from the deduction limits of Section 162(m) of the Code. Under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights may qualify as performance-based compensation if (i) such awards are approved by a Compensation Committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock, restricted stock units, performance awards and other stock-based awards will qualify as performance-based compensation, provided that (a) the award is approved by a Compensation Committee composed solely of “outside directors,” (b) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (c) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied and (d) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits

Awards under the 2010 Plan are discretionary. Accordingly, total awards that may be granted for the fiscal year ending December 31, 2013 under the 2010 Plan are not determinable until the completion of the fiscal year. We have made certain grants to our employees and to certain executive officers that are conditioned upon stockholder approval of the 2010 Plan, as amended, as reflected in the table below and as discussed below under “Compensation Discussion and Analysis–Long-term equity incentive awards.” We also expect to make additional grants to our non-employee directors under our Director Compensation Policy described below under “Director Compensation.” However, we cannot currently determine the total amount of benefits or number of shares subject to equity awards that may be granted in the future to executive officers, directors and employees under the 2010 Plan.

Therefore, the following table sets forth information about awards granted under the 2010 Plan during the year ended December 31, 2012 to our named executive officers, all current executive officers as a group (six people), all current non-employee directors as a group (seven people) and all current non-executive employees and consultants (including all current officers who are not executive officers) as a group (approximately 278 people). On April 22, 2013, the last reported sales price of our common stock on the New York Stock Exchange was $5.31.

2010 EQUITY INCENTIVE PLAN

Name	Weighted Average Exercise Price of Stock Option Awards ($)	Number of Shares Subject to Stock Option Awards (Excluding Contingent Options)	Number of Shares Subject To Contingent Options(1)	Number of Shares Subject to Restricted Stock Unit Awards
Timothy S. Jenks	4.96	14,500	100,000	9,600
President and Chief Executive Officer

James D. Fay	4.96	10,000	75,000	6,600
Senior Vice President and Chief Financial Officer

Benjamin L. Sitler	4.96	10,000	75,000	6,600
Senior Vice President of Global Sales and Product Management

Dr. Raymond Cheung	4.96	10,000	—	6,600
Senior Vice President and Chief Operating Officer

Dr. Wupen Yuen	4.96	10,000	75,000	6,600
Senior Vice President of Product and Technology Development

All Current Executive Officers as a Group	4.96	62,000	375,000	41,000

All Current Non-Executive Directors as a Group	4.55	109,946	—	—

All Current Employees as a Group (including all current non-executive officers)	5.03	309,846	1,060,000	633,109

(1)

On December 12, 2012, our Compensation Committee approved the grant of options to purchase an aggregate of 1,060,000 shares of common stock that are subject to forfeiture if the amendment to the 2010 Plan is not approved by our stockholders within 12 months of the grant date. Each such contingent option award has a ten (10) year term, an exercise price of $4.96 per share and will vest on the seventh (7th) anniversary of the date of grant, subject to accelerated vesting if, during the term of the option, the average closing price of our common stock over a period of 20 consecutive trading days is equal to or greater than $15.00 per share (as adjusted for stock splits, recombinations and the like).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR 2010 EQUITY INCENTIVE PLAN.

EQUITY BENEFIT PLANS

The following table provides information as of December 31, 2012 with respect to shares of our common stock that may be issued under existing equity compensation plans.

Equity compensation plan information

Plan Name	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)		Weighted Average Exercise Price of Outstanding Options(1) (b)	Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	4,002,787	(3)	$5.95	1,182,527	(3)(4)
Equity compensation plans not approved by security holders(5)	384,050		5.97	365,950

(1)	Consists solely of outstanding options as there is no weighted average exercise price for outstanding restricted stock units (restricted stock units may be exercised for no consideration). Our common stock was not publicly traded prior to our initial public offering in February 2011, and the exercise price of the options granted prior to our initial public offering was determined by our board of directors on the grant date based on its determination of the fair market value of our common stock on such grant date.
(2)	Consists of our 2004 Stock Option Plan, our 2010 Plan and our 2010 Employee Stock Purchase Plan.
(3)	Does not include performance-based options to purchase an aggregate of 1,060,000 shares of common stock awarded in December 2012, the issuance of which is subject to approval of the amendment to the 2010 Plan by our stockholders within 12 months of the grant date.
(4)	As of the consummation of our initial public offering in February 2011, no additional options may be granted under our 2004 Stock Option Plan. However, all outstanding options continue to be governed by their existing terms. Our 2010 Plan became effective upon the consummation of our initial public offering in February 2011, and the number of shares of our common stock reserved for issuance under the 2010 Plan will automatically increase on January 1st each year, starting on January 1, 2012 and continuing through January 1, 2020, by 3.5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares of common stock as determined by our board of directors. Pursuant to the evergreen provision contained therein, in January 2013 an additional 1,069,115 shares of our common stock were added to the 2010 Plan. Our 2010 Employee Stock Purchase Plan became effective upon the consummation of our initial public offering in February 2011 and the number of shares of our common stock reserved for issuance under the 2010 Employee Stock Purchase Plan will automatically increase on January 1st each year, starting on January 1, 2012 and continuing through January 1, 2020, in an amount equal to the lesser of (a) 3.5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 600,000 shares of our common stock or (c) such lesser number of shares of common stock as determined by our board of directors. Pursuant to the evergreen provision contained therein, in January 2013 an additional 600,000 shares of our common stock were added to the 2010 Employee Stock Purchase Plan.
(5)	Consists solely of our 2011 Inducement Award Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected PricewaterhouseCoopers LLP, our independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP has audited our consolidated financial statements since fiscal 1997. You are being asked to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2013.

We expect that a PricewaterhouseCoopers LLP representative will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either for or against this proposal. The Audit Committee will consider a vote against PricewaterhouseCoopers LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of NeoPhotonics and our stockholders.

Stockholder approval of this Proposal 3 requires a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. An “ABSTENTION” vote will have the same effect as a vote “AGAINST” this Proposal 3. Discretionary votes by brokers, banks and related agents on this routine proposal will be counted towards the quorum requirement and will affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013.

Principal accountant fees and services

The following table presents fees for services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2011 and 2012. All fees described below were approved by the Audit Committee.

Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees	Total Fees
2011	$2,276,750	$—	$52,203	$—	$2,328,953
2012	1,560,680	195,256	56,817	—	1,812,753

(1)	“Audit Fees” consist of fees for professional services provided in connection with the audit of our financial statements, our internal control over financial reporting, the review of our quarterly financial statements and services provided in connection with the acquisition of Santur Corporation. Also $325,000 for fiscal 2011, related to services in connection with our initial public offering, including comfort letters, consents and review of documents filed with the Securities and Exchange Commission.
(2)	“Audit-Related Fees” consists of assurance and related services reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” 2012 fees represent due diligence in connection with the acquisition of the semiconductor optical business unit of Lapis Semiconductor Co., Ltd.
(3)	“Tax Fees” consists of fees for assistance with state tax proceedings and international tax compliance services relating to certain foreign subsidiaries.

Pre-approval policies and procedures

Pursuant to applicable Securities and Exchange Commission rules, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by our independent registered public accounting firm, with the exception of non-audit services that account for no more than five percent of the total fees paid to our independent registered public accounting firm that are subsequently ratified by the Audit Committee.

MANAGEMENT

Executive officers

The following table sets forth the names, ages and positions of our executive officers as of April 17, 2013, the record date:

Name	Age	Position
Timothy S. Jenks	58	President, Chief Executive Officer, Director and Chairman of the Board of Directors
James D. Fay	40	Senior Vice President and Chief Financial Officer
Benjamin L. Sitler	57	Senior Vice President of Global Sales and Product Management
Dr. Chi Yue (“Raymond”) Cheung	45	Senior Vice President and Chief Operating Officer
Dr. G. Ferris Lipscomb	60	Vice President of Marketing
Dr. Wupen Yuen	43	Senior Vice President of Product and Technology Development

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no familial relationships among our directors and executive officers. The biographical information of Timothy S. Jenks, our President and Chief Executive Officer, can be found in Proposal 1 in this proxy statement under the section entitled “Class I directors continuing in office until the 2014 Annual Meeting.” Set forth below is biographical information, including the experiences, qualifications, attributes and skills of our other executive officers.

Executive officers

James D. Fay was promoted to Senior Vice President and Chief Financial Officer in October 2012. He has served as our Vice President and Chief Financial Officer since January 2009 and previously served as our Vice President of Legal Affairs and General Counsel from May 2007 to January 2009. From March 2007 to May 2007, Mr. Fay was in private practice representing start-up companies. From January 2000 until March 2007, Mr. Fay served as Senior Vice President, Corporate Affairs and General Counsel for @Road, Inc., a mobile resource management service provider acquired by Trimble Navigation Limited in March 2007. From October 1998 until January 2000, Mr. Fay was an attorney for Venture Law Group. Mr. Fay holds a juris doctor degree from Harvard Law School and bachelor of arts degrees in international business and French from North Central College.

Benjamin L. Sitler has served as our Senior Vice President of Global Sales and Product Management since January 2013, and previously served as our Vice President of Worldwide Sales from July 2007 to January 2013 and prior to that as our Vice President of Tunable Products from November 2006 to July 2007. From June 2003 until November 2006, Mr. Sitler served as President and Chief Executive Officer of Paxera Corporation, a provider of tunable lasers, which was acquired by us in November 2006. From December 2002 until May 2003, Mr. Sitler served as Vice President of Business Development of JCP Photonics, Inc., a tunable fiber laser company. From November 1999 until September 2002, Mr. Sitler served as Vice President of Worldwide Sales of Lightwave Microsystems Corporation, a communications equipment company that was acquired by us in 2003. From 1984 until 1999, Mr. Sitler served in a variety of positions for Raychem Corporation. Mr. Sitler is a former naval officer, and holds a master of business administration degree from the Anderson School of Business at the University of California, Los Angeles and a bachelor of science degree in mechanical engineering from the U.S. Naval Academy.

Raymond Cheung, Ph.D. has served as our Senior Vice President and Chief Operating Officer since October 2012 and is an employee of NeoPhotonics (China) Co., Ltd. Previously, he served as our Vice President and Chief Operating Officer from November 2008 to October 2012 and prior to that as our Vice President of Product Engineering from June 2007 to August 2007. From April 2004 until May 2007, Dr. Cheung served as

Director of SAE Magnetics (HK) Ltd., a hard disc drive design and manufacturing company, and was responsible for manufacturing operations in Dongguan, China. Dr. Cheung has also held various senior technical, operations and management positions with Hong Kong Applied Science & Technology Research Institute and Philips Semiconductor. Dr. Cheung holds a doctorate degree in materials and mechanics from Cambridge University (UK) and a bachelor of engineering degree in mechanical engineering from King’s College London (UK).

G. Ferris Lipscomb, Ph.D. has served as our Vice President of Marketing since November 2002. Dr. Lipscomb served as our Vice President of Marketing at the time we filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code to address certain liabilities, including real estate lease obligations in November 2003. From January 1999 until October 2002, Dr. Lipscomb served as Vice President of Marketing of Lightwave Microsystems Corporation, which was acquired by us in 2003. From January 1993 until December 1998, Dr. Lipscomb served in various positions including as General Manager and Executive Vice President at Akzo Nobel Electronic Products, Inc., a division of a multinational materials company. From September 1983 until December 1993, Dr. Lipscomb served in various positions including Chief Scientist for Photonics and Lightwave Technology in the Research and Development Division of Lockheed Missiles & Space Company. From September 1981 until August 1983, Dr. Lipscomb served on the Technical Staff of the TRW Technology Research Center. Dr. Lipscomb holds a doctorate degree in solid state physics from the University of Pennsylvania and a bachelor of science degree from the University of North Carolina, Chapel Hill.

Wupen Yuen, Ph.D. has served as our Senior Vice President of Product and Technology Development since October 2012, and previously served as our Vice President of Product Development and Engineering from September 2006 to October 2012 and prior to that as our Director of Business Development since joining us in January 2005. From August 2002 until December 2004, Dr. Yuen served as Chief Technology Officer of Bandwidth9, Inc., a telecommunications tunable laser company. Dr. Yuen was Chief Technology Officer of Bandwidth9 when it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in August 2004. Dr. Yuen holds a doctorate degree in electrical engineering and a master of science in electrical engineering from Stanford University and a bachelor of science in electrical engineering from National Taiwan University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2013 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers as set forth in the Summary Compensation Table in this proxy statement;

•	each of our directors; and

•	all executive officers and directors as a group.

The percentage ownership information shown in the table below is based upon 30,604,293 shares of common stock outstanding as of March 31, 2013.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options and warrants held by the respective person or group which may be exercised or converted within 60 days after March 31, 2013. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134 USA.

	Beneficial ownership
Name and address of beneficial owner	Total shares of common stock	Percent
5% Stockholders:
Funds affiliated with Oak Investment Partners(1) 525 University Avenue, Suite 1300, Palo Alto, CA 94301	5,295,473	17.3%
Open Joint Stock Company “RUSNANO”(2) Prospect 60-letiya Oktyabrya 10a, 117036, Moscow, Russian Federation	4,972,905	16.3
Funds affiliated with Masters Capital Management, LLC(3) 3060 Peachtree Road, Suite 1425, Atlanta, GA 95134	1,870,000	6.1
Funds affiliated with Draper Fisher Jurvetson(4) 2882 Sand Hill Road, Suite 150, Menlo Park, CA 94025	1,633,222	5.3
International Finance Corporation 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433	1,520,000	5.0

Named executive officers and directors:
Timothy S. Jenks(5)	462,527	1.5
James D. Fay(6)	139,497	*
Benjamin L. Sitler(7)	141,266	*
Dr. Raymond Cheung(8)	93,875	*
Dr. Wupen Yuen(9)	118,508	*
Charles J. Abbe(8)	2,540	*
Bandel L. Carano(10)	5,312,545	17.4
Allan Kwan(11)	20,193	*
Björn Olsson(8)	21,068	*
Sergey Polikarpov(12)	11,397	*
Michael J. Sophie(8)	24,068	*
Lee Sen Ting(8)	22,068	*
All executive officers and directors as a group (13 people)(13)	6,454,978	21.1

*	Represents less than 1%.
(1)	Includes 1,627,282 shares beneficially owned by Oak Investment Partners IX, Limited Partnership (“Oak IX”); 17,338 shares beneficially owned by Oak IX Affiliates Fund, Limited Partnership (“Oak IX Affiliates”); 39,052 shares beneficially owned by Oak IX Affiliates Fund—A, Limited Partnership (“Oak IX Affiliates-A”); 3,462,224 shares beneficially owned by Oak Investment Partners X, Limited Partnership (“Oak X”); 55,584 shares beneficially owned by Oak X Affiliates Fund, Limited Partnership (“Oak X Affiliates”); and 101,113 shares beneficially owned by Oak Investment Partners XI, Limited Partnership (“Oak XI”). Each of these entities has sole voting and investment power with respect to the shares they beneficially own. Oak Associates IX, LLC is the general partner of Oak IX, Oak IX Affiliates, LLC is the general partner of each of Oak IX Affiliates and Oak IX Affiliates-A, Oak Associates X, LLC is the general partner of Oak X, Oak X Affiliates, LLC is the general partner of Oak X Affiliates, and Oak Associates XI, LLC is the general partner of Oak XI. As the general partner, these entities have shared voting and investment power over the shares held by the entity for which they are the general partner. Each of Bandel L. Carano (one of our directors), Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont are managing members of each of the general partners described above, and are each deemed to have shared voting and investment power over the shares held by the various funds, and therefore the entire 5,295,473 shares.

(2)	Rusnano is an open joint stock company organized under the laws of the Russian Federation. The supervisory board of Rusnano has sole voting and investment power with respect to the shares beneficially owned by Rusnano. The Russian Federation owns 100% of Rusnano. Sergey Polikarpov, a member of our board of directors, is a Managing Director of Rusnano, but he disclaims beneficial ownership of these shares.
(3)	The investing and voting power of the shares held by Masters Capital Management, LLC are held jointly with Michael Masters.
(4)	Includes 1,567,305 shares of common stock held by Draper Fisher Jurvetson Fund VII, L.P., 42,322 shares of common stock held by Draper Associates, L.P. and 22,847 shares of common stock held by Draper Fisher Jurvetson Partners VII, LLC. Timothy C. Draper, John H.N. Fisher and Steven T. Jurvetson are Managing Directors of the general partner entities of Draper Fisher Jurvetson Fund VII, L.P. and also Managing Members of Draper Fisher Jurvetson Partners VII, LLC, that directly hold shares and as such, they may be deemed to have voting and investment power with respect to such shares. The investing and voting power of the shares held by Draper Associates, L.P. is controlled by its General Partner, Draper Associates, Inc. which is controlled by its President and majority shareholder, Timothy C. Draper. Timothy C. Draper and John H.N. Fisher are Managing Members of Draper Fisher Partners, LLC, that directly holds shares and as such, they may be deemed to have voting and investment power with respect to such shares. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. In addition, 748 shares of common stock are held by individuals and trusts affiliated with Draper Fisher Jurvetson.
(5)	Includes 410,325 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2013 and 52,202 shares of common stock.
(6)	Includes 90,165 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2013 and 49,332 shares of common stock.
(7)	Includes 104,150 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2013 and 37,116 shares of common stock.
(8)	Consists solely of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2013.
(9)	Includes 109,013 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2013 and 9,495 shares of common stock.
(10)	Includes the shares of common stock detailed in Note (1) above held by the fund entities affiliated with Oak Investment Partners. Also includes 17,068 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2013.
(11)	Consists solely of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2013. Although Mr. Kwan is a venture partner of Oak Investment Partners, he has no voting or dispositive power over any of our shares held by the fund entities affiliated with Oak Investment Partners.
(12)	Consists solely of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2013. Although Mr. Polikarpov is a Managing Director of Rusnano, he has no voting or dispositive power over any of our shares held by Rusnano.
(13)	Includes 1,000,084 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten percent beneficial owners of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers and greater than ten percent stockholders are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to us and written representations from such directors, executive officers and stockholders with respect to the period from January 1, 2012 through December 31, 2012, we are not aware of any required Section 16(a) reports that were not filed on a timely basis.

Copies of the insider trading reports as filed with the Securities and Exchange Commission are available at http://IR.neophotonics.com.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion describes and analyzes our executive compensation programs and policies as they applied in 2012 to Timothy S. Jenks, James D. Fay, Benjamin L. Sitler, Dr. Raymond Cheung and Dr. Wupen Yuen, who we also refer to as our named executive officers for 2012.

Executive summary

Business Performance. We are a designer and manufacturer of photonic integrated circuit (PIC)-based modules and subsystems for bandwidth-intensive, high-speed communications networks. In 2012, we reported annual revenues of $245.4 million, compared to $201.0 million in 2011, which represented year-over-year growth of 22%. We also reported diluted loss per share of $0.62 for 2012, an improvement from a loss per share of $1.45 in 2011.

Pay for Performance Philosophy. Our executive compensation program is based on an overarching pay-for-performance philosophy. We aim to provide compensation and benefit levels that will attract, retain, motivate and reward a talented executive team, while seeking to ensure that the compensation provided to our executives is linked to stockholder value.

Summary of 2012 Executive Compensation. The following lists key compensation matters for fiscal year 2012 with respect to our named executive officers:

•	approximately 33% of total target cash compensation was variable and tied to achievement of internal performance targets;

•	our performance was approximately equal to internal performance targets, and therefore funding for the annual cash bonus plan was 95% of the target variable bonus level; and

•	we granted long-term equity awards that link the interests of our executives with those of our stockholders.

Other Important Matters. In addition to the compensation details provided above and discussed further below, other important details are as follows:

•

our compensation programs are reviewed regularly by our Compensation Committee, which has determined that our compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on our company;

•	our Compensation Committee employs an independent compensation consultant;

•	we prohibit our executives from hedging or engaging in other inherently speculative transactions with respect to their holdings of Company stock;

•	change of control benefits are based on a double-trigger philosophy, i.e., requiring a change-of-control plus a qualifying termination of employment before benefits are paid; and

•	our named executive officers are not entitled to any tax gross-up treatment on any severance or change of control benefits.

Compensation philosophy and objectives

Our executive compensation program has four primary components—base salary, performance-based cash bonuses, long-term equity incentive awards and severance/change in control benefits. We also provide our executive officers with the same health and welfare benefits that are available to all salaried employees in the country in which they reside.

General. The various elements comprising our executive officer compensation program are designed to achieve the following objectives:

•	provide total compensation packages that attract, motivate, reward and retain exceptional executive-level talent;

•	establish a direct and meaningful link between corporate, individual and team performance and the compensation payable in respect of such performance;

•	provide strong incentives for our named executive officers to promote our growth and create stockholder value; and

•	align the financial interests of the named executive officers with those of our stockholders.

While our Compensation Committee (or our board of directors, as applicable) reviews the total compensation package for each of our named executive officers in connection with the decisions it makes each year regarding each individual element of compensation, the amount of any one element of compensation awarded is generally determined independent of the amount of any other element awarded. Our Compensation Committee performs at least an annual review of our named executive officers’ overall compensation packages to determine whether they meet our compensation objectives.

Role of our Compensation Committee. Our Compensation Committee is generally responsible for:

•

reviewing and approving the compensation and other terms of employment of our named executive officers and senior members of management and reviewing and approving corporate performance goals and objectives relevant to such compensation; and

•	administering our stock option plans, stock purchase plans, compensation plans and similar programs, including the adoption, amendment and termination of such plans.

Our Compensation Committee approved target bonus amounts for 2012 performance in March 2012, increased base salary amounts for certain of our named executive officers in October 2012, and determined bonus payouts based on 2012 performance for our named executive officers in March 2013. Our Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to our board of directors, present executive compensation matters to the entire board of directors for their review and approval.

As part of its deliberations, in any given year, our Compensation Committee may review and consider materials such as our financial reports and projections, operational data, tax and accounting information regarding potential compensation, executive stock ownership information, analyses of historical executive compensation levels and current company-wide compensation levels, and the recommendations of our Chief Executive Officer.

Role of our management. For executives other than the Chief Executive Officer, our Compensation Committee (or the non-employee members of our board of directors, as applicable) solicits and considers the performance evaluations and compensation recommendations submitted by the Chief Executive Officer. In the case of the Chief Executive Officer, our Compensation Committee (or the non-employee members of our board of directors, as applicable) evaluates his performance and determines whether to make any adjustments to his compensation.

Our human resources and finance departments work with our Chief Executive Officer to propose for approval the design of compensation programs applicable to our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data and other briefing materials and ultimately, to implement the decisions of our Compensation Committee (or our board of directors, as applicable).

No named executive officer was present or participated directly in the final determinations or deliberations of our Compensation Committee (or our board of directors, as applicable) regarding the amount of any component of his own 2012 compensation package.

Role of our compensation consultant. For 2012, our Compensation Committee continued to retain Compensia, an independent compensation consultant, to assist the Compensation Committee in its deliberations on compensation payable to our named executive officers. The Compensation Committee may also consider input from Compensia on compensation payable to non-executive members of our board of directors. Compensia does not provide any services to management. The Company pays the cost for Compensia’s services.

The nature and scope of services of Compensia’s services in 2012 included the following:

•	developing a peer group for use in executive compensation analysis;

•

providing an executive compensation market assessment for our Compensation Committee regarding cash compensation and annual equity grants levels based on the peer group and supplemented with broader market survey data of other public technology companies;

•	providing advice regarding best practices and market trends in executive compensation;

•	assisting with the design of our equity compensation program, and other executive compensation arrangements, as needed;

•	preparing for and attending Compensation Committee meetings, as requested by our Compensation Committee; and

•	working with our management and human resource personnel to obtain any information needed about us in order to provide its services.

In April 2013, our Compensation Committee reviewed the independence of Compensia pursuant to the criteria set forth in Rule 10C-1 under the Exchange Act and the applicable New York Stock Exchange listing standards and found no conflict of interest.

Competitive positioning. Our Compensation Committee’s objective of maintaining compensation programs that are competitive includes a balance between retaining our executive team and maintaining a reasonable and responsible cost structure. Our Compensation Committee does not establish a specific target percentile for the target compensation of our named executive officers (i.e., we do not engage in “benchmarking” as that term is commonly used). When setting the amount of each compensation component for the named executive officers, our Compensation Committee (or board of directors, as applicable) considers a number of factors, the importance of any one of which may vary in any given year, including:

•	corporate and/or individual performance, as we believe this encourages our named executive officers to focus on achieving our business objectives;

•	the need to motivate executives to address particular business challenges that are unique within any given year;

•

the experiences and individual knowledge of the members of our Compensation Committee (or board of directors, as applicable) regarding compensation of similarly situated executives at other companies (with reference to third party surveys), as we believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

•	internal pay parity of the compensation paid to one named executive officer as compared to another, as we believe this contributes to retention and a spirit of teamwork among our executives;

•

The performance of each individual named executive officer, based on a subjective assessment of his contributions to our overall performance, ability to lead his or her business unit or function, work as part of a team and reflect our core values.

•	the potential dilutive effect on our stockholders generally from equity awards granted to named executive officers;

•	common pay practices and local economic conditions in foreign countries where a named executive officer may work;

•

broader economic conditions, in order to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business;

•

individual negotiations with executives, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at their prior employer in order to work for us, as well as negotiations upon their departures, as we recognize the benefit to our stockholders of smooth transitions; and

•	Recommendations provided by our Chief Executive Officer for his direct reports.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for an executive officer. For 2012, no single factor above was determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

For purposes of comparing our executive compensation against the competitive market, our Compensation Committee utilizes a peer group of 15 high-technology companies, which was developed by Compensia. The companies in the peer group were selected on the basis of their similarity to us in size (as determined by revenue and market capitalization), business strategy and industry. Our Compensation Committee reviews our peer group in years when it requests a peer assessment of executive compensation and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group. In fiscal 2012, our Compensation Committee reviewed our peer group in connection with an executive compensation market assessment. Following that review our Compensation Committee modified our peer group by excluding Big Band Networks, Occam Networks, Aruba Networks, Harmonic, IPG Photonics, Infinera and Ixia. Our Compensation Committee excluded Big Band Networks and Occam Networks because they had been acquired. Our Compensation Committee excluded Aruba Networks, Harmonic, IPG Photonics, Infinera and Ixia because their revenue and market capitalization were outside our preferred revenue and market capitalization ranges, except for Ixia which was only outside our preferred market capitalization range. The nine companies added to the peer group were determined to be comparable with respect to their revenue, market capitalization and general business model.

The 2012 peer group was as follows:

ANADIGICS, Inc.	EMCORE Corporation	MRV Communications, Inc.
Anaren, Inc.	Entropic Communications, Inc.	Oclaro, Inc.
AXT, Inc.	Extreme Networks, Inc.	Oplink Communications, Inc.
Bel Fuse Inc.	Inphi Corporation	Opnext, Inc.
Calix, Inc.	Mindspeed Technologies, Inc.	Vitesse Semiconductor Corporation

At the time the peer group was determined, we ranked at the peer 52nd percentile in terms of revenue and at the peer 8th percentile in terms of market capitalization.

To analyze the compensation practices of the peer group companies, Compensia gathered data from public filings of the peer companies. This peer group data, supplemented with broader survey data of compensation for technology companies of similar revenue size, was then used as a reference point to assess our current compensation levels for our Compensation Committee in the course of its deliberations on compensation design and amounts.

Compensation of our named executive officers

Elements of compensation. Our executive compensation program has four primary components—base salary, performance-based cash bonuses, long-term equity incentive awards and severance/change in control benefits. We also provide our named executive officers with the same health and welfare benefits that are available to all salaried employees in the country in which they reside. The table below outlines which factors were material to the decisions of our Compensation Committee and our board of directors in 2012 and the reasons such element of compensation is provided.

Compensation element	Material factors considered	Objective
Base salary

•   Board members’ experience and knowledge

•   Historical negotiations and salary levels

•   Broader market conditions

•   Compensation paid at other public technology companies based on the market data provided by Compensia

• Attract and retain experienced executives

Performance-based cash bonuses

•   Board members’ experience and knowledge

•   Level of achievement of corporate objectives, particularly in light of broader market conditions

•   Subjective review of each executive’s overall individual performance

•   Internal pay equity

•   Broader market conditions

•   Balance sheet and expected future cash flows

•   Retain exceptional talent

•   Motivate executives to achieve company objectives

•   Link corporate and individual performance with compensation paid

•   Provide incentives to promote our growth and create stockholder value

•   Align the financial interests of the executive officers with those of our stockholders

Long-term equity incentive awards

•   Board members’ experience and knowledge

•   Level of achievement of corporate objectives, particularly in light of broader market conditions

•   Internal pay equity

•   The potential dilutive effect on our stockholders

•   Compensation paid at other public technology companies based on the market data provided by Compensia

•   Retain exceptional talent

•   Motivate executives to achieve company objectives

•   Link corporate and individual performance with compensation paid

•   Provide incentives to promote our growth and create stockholder value

•   Align the financial interests of the executive officers with those of our stockholders

Compensation element	Material factors considered	Objective
Severance/Change in control benefits	• Board members’ experience and knowledge • Internal pay equity • Historical individual negotiations with executives

•    Retain exceptional talent

•    Motivate executives to achieve company objectives, which may in any given year include completion of a strategic transaction

•    Align the financial interests of the executive officers with those of our stockholders—that is, the completion of a desired transaction without regard to executive’s own compensation/job security

Base salary. In October 2012, our Compensation Committee reviewed annual base salaries for our named executive officers. As part of this review, our Compensation Committee reviewed and considered information from Compensia regarding the expected range for annual base salary increases in 2012 and 2013. After considering the market compensation data provided by Compensia (but without benchmarking to any specific level), as well as the Compensation Committee members’ collective knowledge and experience on compensating individuals in positions held by named executive officers at other companies, and other factors such as volatility in our industry, our need to retain our key executives, and changes in the local economies in which we operate, our Compensation Committee approved increases to the base salaries of certain of our named executive officers, effective October 1, 2012, which resulted in base salaries as follows:

Named executive officer	Prior base salary	New base salary		Percent Change
Timothy S. Jenks	337,920	$360,000		6.5%
James D. Fay	291,840	300,000		2.8%
Dr. Raymond Cheung	307,619	330,974	(1)	7.3%
Dr. Wupen Yuen	240,000	260,000		8.3%

(1)	The Base Salary is calculated in U.S. dollars at the applicable exchange rate. Dr. Cheung’s actual salary is paid in RMB, the legal currency of the People’s Republic of China.

In January 2013, the Compensation Committee performed a similar review of Mr. Sitler’s base salary, and approved an increase in Mr. Sitler’s base salary from $231,424 to $250,000, an increase of 8.0%, effective February 1, 2013.

Performance-based cash bonuses. In June 2012, our Compensation Committee determined each named executive officer’s target bonus opportunity, expressed as a percentage of base salary, as follows: 75% for Mr. Jenks, 45% for Mr. Fay, and 40% for each of Mr. Sitler and Drs. Cheung and Yuen. These percentages were determined based on our committee members’ collective knowledge and experiences, the recommendations of our Chief Executive Officer, other than in connection with himself, and considerations for internal pay equity—that is, while our Compensation Committee generally believes compensation for our named executive officers should increase with responsibility, our Compensation Committee also recognized that achievement of the corporate goals underlying the 2012 bonus programs would require a team effort among management, and therefore the target bonus percentages should fall within a narrow range, with the largest percentage awarded to our Chief Executive Officer in light of his responsibilities.

Our Compensation Committee structured the 2012 bonus program so that payouts would be determined based in part on achievement against corporate objectives, including:

•	quarterly improvement in growth in U.S. GAAP revenue for the year ended December 31, 2012;

•	quarterly improvement in U.S. non-GAAP gross margin for the year ended December 31, 2012;

•	quarterly improvement in U.S. non-GAAP income (loss) from continuing operations for the year ended December 31, 2012; and

•	growth in U.S. GAAP revenue from new products for the year ended December 31, 2012.

In computing these non-GAAP financial measures and U.S. non-GAAP income (loss) from continuing operations, we exclude certain items included under GAAP, including stock-based compensation expense (credit), share of loss of an unconsolidated investee, gain on sale of shares of an unconsolidated investee, restructuring expenses, business acquisition-related costs and expenses including the amortization of purchased intangible assets, amortization of fair value adjustments to fixed assets and inventory, fair value adjustments to contingent consideration, acquisition-related costs, goodwill impairment charge and the related tax effects. In computing adjusted EBITDA, we also exclude interest income and expense, provision for income taxes and depreciation expense.

Our Compensation Committee picked these goals because it believed they were the best indicators of the achievement of the execution of our operating plan and were factors critical to increasing the value of our common stock. Our Compensation Committee believed these goals therefore best aligned the financial interests of the named executive officers with those of the stockholders.

Our Compensation Committee established performance goals for each of the corporate objective metrics. While these various performance goals were selected, they were merely non-binding guidelines to be used as one factor in determining the actual bonuses earned. In establishing the bonus program for 2012, our Compensation Committee did not ascribe a specific dollar value in bonus payout to any one of the corporate goals or to any individual performance achievements. Instead, our Compensation Committee expected to award actual bonuses for 2012 performance based upon a general, subjective conclusion as to the appropriate bonus amounts in light of (1) corporate performance against each of the corporate goals, (2) whether each named executive officer has performed his duties in a satisfactory manner, and (3) our overall budget (that is, the appropriate level of bonuses to pay in light of broader economic conditions and our balance sheet and expected cash flows).

In making the final decision in the first quarter of 2013 on the amount of 2012 bonuses earned by our named executive officers for performance in 2012, our Compensation Committee considered our actual results against targets under our 2012 bonus program as well as (1) the performance reviews for each named executive officers by our Chief Executive Officer (other than for himself), (2) our Compensation Committee’s evaluation of the Chief Executive Officer’s performance, and (3) our Compensation Committee’s evaluation of the appropriateness of the amount of the bonuses in light of our balance sheet, expected cash flows and broader economic considerations, notwithstanding our performance against corporate goals, and the material role each named executive officer played in achieving our performance. Our Compensation Committee did not apply any specific weighting or formula for these factors, but considered them as a whole. In considering each named executive officer’s individual performance, our Compensation Committee made note of the following:

•

With respect to Mr. Jenks, his leadership and vision for our company, continued organic growth, and the substantial efforts devoted in 2012 toward the acquisition of the semiconductor optical components business unit (OCU) of LAPIS Semiconductor Co. Ltd., which was completed in the first quarter of 2013.

•

With respect to Dr. Cheung, his performance in managing production and in developing our manufacturing and quality organizations, as well as his key role in our continuing growth including new product scaling.

•	With respect to Mr. Fay, his development of our finance organization and his role in acquiring LAPIS OCU and managing the integration following our acquisition in 2011 of Santur Corporation.

•

With respect to Dr. Yuen, his performance in delivering new products and product design wins, in establishing and building research and development capabilities in China and Japan, and in his role in the acquisition of LAPIS OCU.

•	With respect to Mr. Sitler, his performance in generating revenue, in managing customer relationships and in the development of our global commercial organization.

As a result of these deliberations, the Compensation Committee awarded actual 2012 bonuses in the first quarter of 2013 to our named executive officers as follows:

Named executive officer	Target bonus award	Actual bonus award		Percent of Target
Timothy S. Jenks	$270,000	$240,000		89%
James D. Fay	135,000	150,000		111%
Benjamin L. Sitler	92,570	100,000		108%
Dr. Raymond Cheung	132,390	120,000	(1)	91%
Dr. Wupen Yuen	104,000	125,000		120%

(1)	Calculated in U.S. dollars at the applicable exchange rate. Dr. Cheung’s actual bonus was paid in Chinese RMB.

At this time, we do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

Long-term equity incentive awards. We utilize long-term equity incentive awards in the form of options to purchase our common stock as well as service-vesting restricted stock units to ensure that our named executive officers have a continuing stake in our long-term success. We award equity compensation because we believe that if our named executive officers own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. We also believe that equity compensation is an integral component of our efforts to attract exceptional executives, senior management and employees.

We believe that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. Specifically, because we grant stock options with an exercise price equal to the fair market value of our common stock on the date of grant, these options will have value to our named executive officers only if the fair market value of our common stock increases after the date of grant and through the date of vesting. For service-vesting restricted stock units, they will increase or decrease in value to the same extent as our common stock. The Compensation Committee recognizes that full value awards, like restricted stock units, have a greater intrinsic value to employees than stock options and may therefore have an increased retention effect. However, stock options may provide even greater motivation than full value awards to drive stockholder return and therefore the Compensation Committee also grants stock options.

Typically, restricted stock units granted to our named executive officers vest, based on the executive’s continued service, over 36 months with 1/3rd of the shares vesting on each anniversary of the date of grant, and stock option grants to our named executive officers vest, based on the executive’s continued service, over 48 months with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting monthly over the next 36 months. These vesting schedules provide a retention incentive to our named executive officers. Additionally, in December 2012, in connection with our desire to increase the level of our pay for performance, our Compensation Committee granted stock options and stock appreciation rights that vest in full on December 12, 2019, subject to acceleration if, during the term of the awards, the average closing price of our common stock exceeds a certain target value over a certain period of time. While these awards may conceivably vest in full regardless of achievement of the performance metric if an executive remains continuously employed with us for the next seven years, we expect that these awards will only provide a meaningful incentive if the performance target is met much earlier than the default vesting date, and accordingly we believe these awards will further align our executives’ interests with the interests of our stockholders.

Under the terms of our stock plans and agreements with our named executive officers, the vesting of options and restricted stock units is partially accelerated in the event of certain material corporate transactions, as well as in the event of certain involuntary terminations of employment following certain material corporate transactions. We believe these accelerated vesting provisions are appropriate in light of the collective knowledge and experiences of our board members on compensating individuals in the positions held by our named executive officers at other companies (without reference to any specific peer group or any specific benchmark level of compensation), and therefore allow us to attract and retain high quality executives, and, in the case of accelerated vesting upon a change in control, the accelerated vesting allows our named executive officers to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards.

In determining the size of equity awards made in 2012 to our named executive officers, and the mix of options, restricted stock units and stock appreciation rights, our Compensation Committee made its decisions based primarily on the members’ experience and knowledge, equity compensation data provided by Compensia, internal pay equity (that is, generally similar award sizes as among the named executive officers, with larger awards to our Chief Executive Officer in light of his responsibilities), our performance (that is, the achievement as of the date of grant toward the achievement of the financial metrics described above under the 2012 bonus program), and the potential dilutive effect on our stockholders. These factors were considered as a whole, without any specific weighting or formula.

In July 2012, the non-employee members of our board of directors approved the following stock option and restricted stock unit grants under our 2010 Equity Incentive Plan:

Named executive officer	Number of options	Number of restricted stock units
Timothy S. Jenks	14,500	9,600
James D. Fay	10,000	6,600
Benjamin L. Sitler	10,000	6,600
Dr. Raymond Cheung	10,000	6,600
Dr. Wupen Yuen	10,000	6,600

Additionally, in December 2012, our Compensation Committee approved the following performance-based equity incentive awards for our named executive officers:

Named executive officer	Number of options(1)	Number of stock appreciation rights (SAR)
Timothy S. Jenks	100,000	—
James D. Fay	75,000	—
Benjamin L. Sitler	75,000	—
Dr. Raymond Cheung	—	75,000
Dr. Wupen Yuen	75,000	—

(1)	Issuance of the underlying shares is subject to approval of the amendment to the 2010 Plan by the stockholders of the Company within 12 months of the grant date.

Equity compensation policies. We encourage our named executive officers to hold a significant equity interest in our company, but have not set specific ownership guidelines. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price. We also have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock. We adopted this policy as a matter of good corporate governance and because, by not allowing executives to engage in such transactions, executives face the downside risk of their unvested equity awards, and therefore pay from equity is strongly correlated to stock price performance over the vesting period.

Severance and change in control benefits. The employment of Messrs. Jenks, Fay, and Sitler and Dr. Yuen is “at will.” Dr. Cheung’s employment is for a fixed term through June 30, 2016, as a result of local labor laws in China. Each of Messrs. Jenks, Fay and Sitler, and Dr. Yuen is eligible to receive severance benefits upon certain involuntary terminations of employment under the terms of their respective severance agreements. These agreements (and the amount of benefits offered under each such agreement) reflect the negotiations of each of the applicable named executive officers as well as a desire to have internal parity among our named executive officers with respect to their potential severance benefits. We consider these severance benefits critical to attracting and retaining high caliber executives.

In addition, we believe that change in control severance benefits and partial vesting acceleration of equity awards, if structured appropriately, serve to minimize the distractions to an executive and reduce the risk that a named executive officer terminates his employment with us before an acquisition is consummated. For these reasons, in April 2012, we entered into new or amended severance agreements with Messrs. Jenks and Fay, and Drs. Yuen and Cheung to modify or to provide for additional change in control severance benefits. We believe that our existing arrangements allow our named executive officers to focus on continuing normal business operations and, in the case of change in control benefits, on the success of a potential business combination, rather than being distracted by how business decisions that may be in the best interest of our stockholders will impact each named executive officer’s own financial security. That is, these existing arrangements help ensure stability among our named executive officers, and we believe will help enable our named executive officers to maintain a balanced perspective in making overall business decisions during periods of uncertainty.

A more detailed description of these provisions is set forth below under “Management—Potential payments upon termination or change in control.”

Broad based employee benefits. We provide the following benefits to the named executive officers based in the United States, on the same terms and conditions as provided to all other eligible employees:

•	health, dental, and vision insurance;

•	basic life insurance;

•	medical and dependent care flexible spending account;

•	short-and long-term disability, accidental death and dismemberment; and

•	401(k) plan.

We believe these benefits are consistent with benefits provided by other companies based on the experiences and individual knowledge of the members of our board of directors regarding compensation of similarly situated executives at other companies (without reliance on third party surveys of compensation paid to such executives at any specific companies or benchmarking to any specified level of compensation paid by any specific companies) and help us to attract and retain high quality executives. In addition, Dr. Cheung’s annual salary includes RMB 54,000 ($8,556 based on an average exchange rate of RMB 6.3116 per U.S. dollar in 2012) to cover the cost of family health insurance premiums in China.

Personal benefits. We provide only limited perquisites to our named executive officers. In considering potential perquisites, our Compensation Committee reviews the cost to us as compared to the perceived value of providing such perquisites.

CEO Stock Ownership Guidelines

As part of our overall corporate governance and compensation practices, and to align the interests of our chief executive officer with the interests of our stockholders, our board believes that our chief executive officer should have a significant financial stake in the company. Accordingly, in April 2013, our board adopted a resolution that our chief executive officer should own shares of our common stock with a value equal to or exceeding the chief executive officer’s then current annual base salary. Our chief executive officer should attain this ownership level within two years from (i) April 25, 2013 for Mr. Jenks (our current chief executive officer) or (ii) the date of becoming the chief executive officer for any successor in this position. At its discretion, our board may evaluate whether this requirement should be waived in the case of a chief executive officer, who, because of his or her personal circumstances, would incur a hardship by complying with this requirement.

Compensation risk assessment

From time to time, our board of directors and the Compensation Committee review the potential risks associated with the structure and design of our various compensation plans. In 2012, our board of directors and the Compensation Committee undertook a comprehensive review of the material compensation plans and programs for all employees and determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on NeoPhotonics. Overall, our board of directors believes that our programs generally contain a balance of fixed and variable features, as well as complementary metrics and reasonable goals, all of which operate to mitigate risk and reduce the likelihood of employees engaging in excessive risk-taking behavior with respect to the compensation-related aspects of their jobs. In addition, the material plans and programs operate within the governance and review structure that serves and supports risk mitigation.

Accounting and tax implications

We account for equity compensation paid to our employees under applicable accounting guidance for stock-based compensation arrangements, which requires us to estimate and record an expense over the service period of the award. Our cash compensation is recorded as an expense at the time the obligation is incurred.

Subject to certain rules that exempt pre-existing arrangements approved prior to our initial public offering, as a publicly-traded company we are not permitted a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not performance based. Non-performance based compensation paid to our executive officers for 2012 did not exceed the $1.0 million limit per officer.

Our Compensation Committee believes that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, our Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive award programs tied to our financial performance or equity incentive grants tied to the executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code. Our Compensation Committee believes it is important to maintain this flexibility in determining cash and equity incentive compensation in order to attract and retain high caliber executive officer candidates, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Also, our Compensation Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the compensation discussion and analysis contained in this proxy statement with management. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the compensation discussion and analysis, the Compensation Committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

From the members of our Compensation Committee:

Lee Sen Ting, Chairman

Björn Olsson

*	This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

EXECUTIVE COMPENSATION

Summary compensation table

The following table provides information for the years ended December 31, 2012, 2011 and 2010 regarding the compensation of our principal executive officer, principal financial officer, and each of our three other most highly compensated persons serving as executive officers, or our named executive officers, for 2012.

Name and principal position	Year	Salary		Bonus(1)		Option awards(2)	Stock awards(2)	All Other Compensation		Total
Timothy S. Jenks	2012	$360,000		$240,000		$47,051	$47,616	$1,000	(8)	$695,667
President and Chief Executive Officer	2011	337,920		55,550		167,339	168,000	—		728,809
	2010	330,000		165,000		256,675	—	—		751,675

James D. Fay	2012	300,000		150,000		32,449	32,736	1,000	(8)	516,185
Senior Vice President and Chief Financial Officer	2011	291,840		46,992		83,669	84,000	—		506,501
	2010	285,000		101,000		218,925	—	—		604,925

Benjamin L. Sitler	2012	231,424		100,000		32,449	32,736	2,000	(9)	398,609
Senior Vice President of Global Sales and Product Management	2011	231,424		33,911		69,725	70,000	1,000	(3)	406,060
	2010	226,000		71,000		143,404	—	1,000	(3)	441,404

Dr. Raymond Cheung	2012	307,054	(4)	118,829	(5)	32,449	32,736	8,556	(6)	499,624
Senior Vice President and Chief Operating Officer	2011	290,110	(4)	41,033	(5)	83,669	84,000	7,564	(6)	506,377
	2010	251,306	(4)	75,000		179,043	—	8,643	(6)	513,992

Dr. Wupen Yuen	2012	260,000		125,000		32,449	32,736	2,000	(9)	451,185
Senior Vice President of Product and Technology Development	2011	240,000		37,160		83,669	84,000	1,000	(7)	445,829
	2010	215,000		72,500		171,123	—	—		458,623

(1)	The amounts in this column are performance-based cash bonuses in respect of performance for the years ended December 31, 2012, 2011 and 2010, but were actually paid in the following calendar year. See the discussion under “Compensation Discussion and Analysis—Compensation of our named executive officers—Performance-based cash bonuses.”
(2)	Amount reflects the aggregate grant date fair value of the awards granted, calculated in accordance with applicable accounting guidance for share based payment transactions. The valuation assumptions used in determining such amounts are described in Note 13 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 15, 2013. These amounts do not reflect the actual economic value realized by the named executive officers.
(3)	Includes $1,000 paid to Mr. Sitler in lieu of health insurance premiums in each of 2010 and 2011.
(4)	Dr. Cheung’s salary in 2010, 2011 and 2012 was RMB 1,690,550, RMB 1,863,893 and RMB 1,938,001, respectively. Conversion to U.S. dollars is based on an average exchange rate of RMB 6.76885, RMB 6.4248 and RMB 6.3116 per U.S. dollar in 2010, 2011 and 2012, respectively.
(5)	Dr. Cheung’s bonus in 2011 and 2012 was RMB 285,508 and RMB 750,000, respectively. Conversion to U.S. dollars is based on an exchange rate of RMB 6.4248 and RMB 6.3116 in 2011 and 2012, respectively.
(6)	Represents family health insurance premiums. The premiums were RMB 58,500, RMB 48,600 and RMB 54,000 in 2010, 2011 and 2012, respectively. Conversion to U.S. dollars is based on an average exchange rate of RMB 6.76885, RMB 6.4248 and RMB 6.3116 per U.S. dollar in 2010, 2011 and 2012, respectively.
(7)	Represents $1,000 paid to Dr. Yuen in lieu of health insurance premiums in 2011.
(8)	Represents $1,000 paid for 401k plan matching in 2012.
(9)	Represents $1,000 paid for 401k plan matching and $1,000 paid in lieu of health insurance premiums, each in 2012.

Grants of plan-based awards

The following table provides information regarding grants of plan-based awards to each of our named executive officers during the year ended December 31, 2012. We do not consider our bonus opportunities, which are purely discretionary, to be non-equity incentive plan compensation.

Name	Grant date	All other stock awards: number of shares		All other option awards: number of securities underlying options		Exercise or base price of option awards (per share)(1)	Grant date fair value of awards(2)
Timothy S. Jenks	7/31/2012	9,600		—		—	$47,616
	7/31/2012	—		14,500		4.96	$47,051
	12/12/2012	—		100,000	(3)	5.11	—	(3)

James D. Fay	7/31/2012	6,600		—		—	$32,736
	7/31/2012	—		10,000		4.96	$32,449
	12/12/2012	—		75,000	(3)	5.11	—	(3)

Benjamin L. Sitler	7/31/2012	6,600		—		—	$32,736
	7/31/2012	—		10,000		4.96	$32,449
	12/12/2012	—		75,000	(3)	5.11	—	(3)

Dr. Raymond Cheung	7/31/2012	6,600		—		—	$32,736
	7/31/2012	—		10,000		4.96	$32,449
	12/12/2012	75,000	(4)	—		—	—	(4)

Dr. Wupen Yuen	7/31/2012	6,600		—		—	$32,736
	7/31/2012	—		10,000		4.96	$32,449
	12/12/2012	—		75,000	(3)	5.11	—	(3)

(1)	Options were granted with an exercise price equal to 100% of the fair market value on the date of grant, which was determined by reference to the closing sales price of our common stock on the grant date.
(2)	In accordance with Securities and Exchange Commission rules, this column represents the aggregate grant date fair value of each equity award, calculated in accordance with applicable accounting guidance for stock-based payment transactions. For each stock award, the grant date fair value is calculated using the closing price of our common stock on the grant date. The valuation assumptions used in determining such amounts are described in Note 13 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 15, 2013. These amounts do not reflect the actual economic value realized by the named executive officers.
(3)	Issuance of the underlying shares is subject to approval of the amendment to the 2010 Equity Incentive Plan by our stockholders within 12 months of the grant date and no grant date fair value is attributed to such awards until stockholder approval has been obtained.
(4)	Reflects a grant of stock appreciation rights and the issuance of the award is subject to approval of the amendment to the 2010 Equity Incentive Plan by our stockholders of the Company within 12 months of the grant date and no grant date fair value is attributed to such award until stockholder approval has been obtained.

The material terms of the named executive officers’ annual compensation, including base salaries, bonus opportunities, equity awards and potential severance benefits are described in greater detail below under the section titled “Employment agreements.” The explanations of the amounts of compensation awarded in 2012, including how each individual element of compensation was determined, are set forth in the section titled “Compensation Discussion and Analysis.” As discussed in greater detail in “Compensation Discussion and Analysis,” the number of stock option awards and restricted stock units granted is determined by our board of directors based on a number of subjective factors. Typically, restricted stock units granted to our named executive officers vest over 36 months with 1/3rd of the shares vesting on each anniversary of the date of grant and stock option grants to our named executive officers vest over 48 months with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting monthly over the next 36 months, and in each case subject to continued employment (except as such vesting may be partially accelerated upon certain material corporate transactions or involuntary terminations of employment). The stock option grants and the restricted stock unit grants were made under our 2010 Equity Incentive Plan. We did not pay dividends on our common stock during 2012.

Outstanding equity awards at December 31, 2012

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2012. All vesting is generally contingent upon continued employment with us, except as such vesting may be partially accelerated upon certain material corporate transactions or involuntary terminations of employment.

	Option awards							Stock Awards
Name	Number of securities underlying unexercised options exercisable(1)		Number of securities underlying unexercised options unexercisable(1)		Option exercise price(2) ($)	Option expiration date		Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Timothy S. Jenks	—		100,000	(3)	$5.11	—	(3)	—		$—
	—		14,500	(4)	4.96	7/30/2022		9,600	(5)	55,104
	12,000	(6)	24,000	(6)	7.00	8/1/2021		16,000	(7)	91,840
	8,999	(8)	9,001	(8)	7.50	12/12/2020		—		—
	13,309	(9)	3,490	(9)	12.00	1/26/2020		—		—
	28,665	(10)	3,334	(10)	4.25	5/27/2019		—		—
	51,286		—		4.25	11/03/2018		—		—
	1,286		—		4.25	5/14/2018		—		—
	188,529		—		4.25	5/15/2017		—		—
	8,826		—		4.65	7/06/2015		—		—
	79,999		—		3.75	5/10/2014		—		—

James D. Fay	—		75,000	(3)	5.11	—	(3)	—		—
	—		10,000	(4)	4.96	7/30/2022		6,600	(5)	37,884
	6,000	(6)	12,000	(6)	7.00	8/1/2021		8,000	(7)	45,920
	7,999	(8)	8,001	(8)	7.50	12/12/2020		—		—
	11,223	(9)	2,777	(9)	12.00	1/26/2020		—		—
	21,499	(10)	2,500	(10)	4.25	5/27/2019		—		—
	16,000		—		4.25	2/25/2019		—		—
	14,000		—		4.25	11/03/2018		—		—

Benjamin L. Sitler	—		75,000	(3)	5.11	—	(3)	—		—
	—		10,000	(4)	4.96	7/30/2022		6,600	(5)	37,884
	5,000	(6)	10,000	(6)	7.00	8/1/2021		6,600	(7)	37,884
	5,998	(8)	6,002	(8)	7.50	12/12/2020		—		—
	6,125	(9)	2,275	(9)	12.00	1/26/2020		—		—
	21,499	(10)	2,500	(10)	4.25	5/27/2019		—		—
	16,594		—		4.25	11/03/2018		—		—
	595		—		4.25	5/14/2018		—		—
	4,000		—		4.25	10/23/2017		—		—
	2,000		—		4.25	7/29/2017		—		—
	1,400		—		4.25	7/29/2017		—		—
	6,000		—		4.25	7/29/2017		—		—
	24,000		—		4.25	7/29/2017		—		—

	Option awards							Stock Awards
Name	Number of securities underlying unexercised options exercisable(1)		Number of securities underlying unexercised options unexercisable(1)		Option exercise price(2) ($)	Option expiration date		Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Dr. Raymond Cheung	—		—		—	—		75,000	(11)	—	(11)
	—		10,000	(4)	4.96	7/30/2022		6,600	(5)	37,884
	6,000	(6)	12,000	(6)	7.00	8/1/2021		8,000	(7)	45,920
	6,000	(8)	6,000	(8)	7.50	12/12/2020		—		—
	8,750	(9)	3,250	(9)	12.00	1/26/2020		—		—
	21,500	(10)	2,500	(10)	4.25	5/27/2019		—		—
	10,000		—		4.25	11/03/2018		—		—
	10,000		—		4.25	11/03/2018		—		—
	20,000		—		4.25	7/23/2017		—		—

Dr. Wupen Yuen	—		75,000	(3)	5.11	—	(3)	—		—
	—		10,000	(4)	4.96	7/30/2022		6,600	(5)	37,884
	6,000	(6)	12,000	(6)	7.00	8/1/2021		8,000	(7)	45,920
	6,000	(8)	6,000	(8)	7.50	12/12/2020		—		—
	8,166	(9)	3,034	(9)	12.00	1/26/2020		—		—
	21,499	(10)	2,501	(10)	4.25	5/27/2019		—		—
	16,403		—		4.25	11/03/2018		—		—
	403		—		4.25	5/14/2018		—		—
	8,000		—		4.25	10/23/2017		—		—
	22,000		—		4.25	5/15/2017		—		—
	3,400		—		4.65	7/06/2015		—		—
	600		—		3.75	5/16/2015		—		—
	5,000		—		3.75	1/18/2015		—		—

(1)	Unless otherwise noted, shares subject to the stock option are vested in full.
(2)	Our common stock was not publicly traded prior to our initial public offering in February 2011, and the exercise price of the awards granted prior to our initial public offering was determined by our board of directors on the grant date based on its determination of the fair market value of our common stock on such grant date. The exercise price of the awards granted after our initial public offering in February 2011 was determined by reference to the closing sales price of our common stock on the grant date.
(3)	Issuance of the underlying shares is subject to approval of the amendment to the 2010 Equity Incentive Plan by our stockholders within 12 months of the grant date and such options shall expire ten years following the date of grant. The shares subject to the stock option will vest on the seventh anniversary of the date of grant, subject to accelerated vesting if, during the term of the option, the average closing price of our common stock over a period of 20 consecutive trading days is equal to or greater than $15.00 per share (as adjusted for stock splits, recombinations and the like).
(4)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vesting on July 31, 2013, and the remainder vesting in 36 equal monthly installments thereafter.
(5)	The restricted stock units subject to the award vest over a three year period, with 1/3 of the shares subject to the award vesting annually on each anniversary of the vesting commencement date.
(6)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vesting on August 2, 2012, and the remainder vesting in 36 equal monthly installments thereafter.
(7)	The restricted stock units subject to the award vest in 36 monthly installments over a three year period.
(8)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vesting on December 1, 2011, and the remainder vesting in 36 equal monthly installments thereafter. This option may be exercised prior to vesting, subject to our right to repurchase any shares that fail to vest prior to a termination of service in accordance with this vesting schedule.

(9)	The shares subject to the stock option vest over a four year period, with half of the shares subject to the stock option vesting on January 27, 2012, and the remainder vesting in 24 equal monthly installments thereafter. This option may be exercised prior to vesting, subject to our right to repurchase any shares that fail to vest prior to a termination of service in accordance with this vesting schedule.
(10)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vested on May 1, 2010, and the remainder vesting in 36 equal monthly installments thereafter. This option may be exercised prior to vesting, subject to our right to repurchase any shares that fail to vest prior to a termination of service in accordance with this vesting schedule.
(11)	Reflects a grant of stock appreciation rights and the issuance of the award is subject to approval of the amendment to the 2010 Equity Incentive Plan by our stockholders of the Company within 12 months of the grant date and no grant date fair value is attributed to such award until stockholder approval has been obtained.

Stock vested during fiscal 2012

The following table shows information regarding the vesting of restricted stock held by our named executive officers during 2012.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Timothy S. Jenks	8,000	$19,760
James D. Fay	4,000	19,880
Benjamin L. Sitler	3,334	16,570
Dr. Raymond Cheung	4,000	19,880
Dr. Wupen Yuen	4,000	19,880

(1)	The value realized on vesting equals the closing price per share of our common stock as reported on the New York Stock Exchange on the vesting date multiplied by the gross number of shares acquired on vesting.

There were no option exercises by our named executive officers during 2012.

Employment agreements

Definitions. Except as otherwise expressly set forth below, for purposes of the amended and restated severance rights agreements entered into with our named executive officers, the following definitions apply:

“Cause” means the occurrence of any of the following events: (i) any act of personal dishonesty taken by the named executive officer in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the named executive officer; (ii) the conviction of a felony; (iii) a willful act by the named executive officer that constitutes gross misconduct and which materially injures us; and (iv) following delivery to the named executive officer of a written demand for performance from us, which describes the basis for our belief that the named executive officer has not substantially performed his duties, continued violations by him of his obligations to us that are demonstrably willful and deliberate on the named executive officer’s part.

“Change in Control” means the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then-outstanding voting securities; (ii) the consummation of the sale or disposition of all or substantially all of our assets; (iii) the consummation of a merger or consolidation with any other entity, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent at least 60% of the total voting power represented by our voting securities or the voting securities of such surviving entity (or its parent) outstanding immediately after such merger or consolidation; or (iv) certain changes affecting the majority of the directors of our board of directors.

“Disability” means that the named executive officer has been unable to perform his duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by us or our insurers and acceptable to the named executive officer or his legal representative.

“Good Reason” means the named executive officer’s voluntary resignation from all positions he holds with us, effective within 90 days after the occurrence of: (i) a material reduction or other material adverse change in the named executive officer’s job duties, responsibilities, authority or requirements, including the removal of such job duties, responsibilities, authority or requirements; (ii) any material reduction of the named executive officer’s annual base compensation; (iii) our requiring the named executive officer to move his primary work location to a location that increases his one-way commute by more than 50 miles from our then-current location; or (iv) our failure to obtain the assumption, in all material respects, of the severance rights agreement by any of our successors; provided that the named executive officer must provide written notice to us of the existence of one of these conditions within 60 days after its initial existence, and we must be provided with a period of 30 days during which we may cure the circumstances giving rise to the condition, in which case no Good Reason will exist.

“Involuntary Termination” means (i) any termination of the named executive officer’s employment by us without Cause (other than by reason of death or Disability) or (ii) the named executive officer’s resignation for Good Reason.

Timothy S. Jenks. On March 30, 2010, we entered into an employment letter agreement with Mr. Jenks. Prior to the execution of this letter agreement, we had not entered into a binding offer letter with Mr. Jenks. Pursuant to this letter agreement, Mr. Jenks continues to serve, on an at-will basis, as our Chairman, Chief Executive Officer and President. This employment letter agreement provides for an annual base salary of $320,000 per year, subject to periodic review and adjustment. The letter also indicates Mr. Jenks’ general eligibility for annual variable pay based on our performance, our stock awards and long-term incentives. The letter also refers to the fact that we would enter into an amended severance rights agreement with Mr. Jenks.

Effective as of April 30, 2012, we entered into an amendment to the amended and restated severance rights agreement with Mr. Jenks, which amends and restates the prior severance rights agreement with Mr. Jenks dated as of April 13, 2010. The amended and restated agreement provides that upon an Involuntary Termination of Mr. Jenks’ employment, subject to his execution of a binding release of claims, Mr. Jenks would receive the following severance benefits: (1) a lump sum severance payment equal to (A) 24 months of his base salary and (B) 100% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Mr. Jenks’ outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service over the 18 month period following termination.

The agreement also provides that upon an Involuntary Termination of Mr. Jenks’ employment within 12 months following a Change in Control and subject to his execution of a binding release of claims, Mr. Jenks would receive the following severance benefits: (1) a lump sump severance payment equal to (A) 24 months of his base salary and (B) 200% of his target bonus for the year of termination; and (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment. In addition, the agreement provides that upon an Involuntary Termination of Mr. Jenks’ employment within 12 months following a Change in Control, and subject to his execution of a binding release of claims, the vesting of all of Mr. Jenks’ outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate in full.

Finally, the agreement provides for a supplemental cash payment, in addition to any death benefits payable under our life insurance policies, in the event that Mr. Jenks’ employment terminates due to his death while he is outside of his country of residence (for any reason), if necessary to provide for total death benefits equal to two times his then-current annual base salary.

James D. Fay. In April 2007, we entered into an offer letter with Mr. Fay to serve as our Vice President of Legal Affairs and General Counsel, on an at-will basis. The offer letter provides for an initial annual base salary of $240,000 per year, subject to periodic review and adjustment. The letter also indicates Mr. Fay’s general eligibility for annual variable pay based on our performance, stock awards and long term incentives. The letter also refers to the fact that we would enter into a severance rights agreement with Mr. Fay. Effective as of April 13, 2010, we entered into the amended and restated severance rights agreement with Mr. Fay, which amends and restates the prior severance rights agreement with Mr. Fay dated as of December 18, 2008. On April 30, 2012, we entered into an additional amendment to our severance rights agreement with James D. Fay, our Senior Vice President and Chief Financial Officer.

The agreement, as amended, provides that upon an Involuntary Termination of Mr. Fay’s employment, subject to his execution of a binding release of claims, Mr. Fay would receive the following severance benefits: (1) a lump sum severance payment equal to (A) 24 months of his base salary and (B) 100% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service over the 18 month period following termination.

The agreement also provides that upon an Involuntary Termination of Mr. Fay’s employment within 12 months following a Change in Control and subject to his execution of a binding release of claims, Mr. Fay would receive the following severance benefits: (1) a lump sump severance payment equal to (A) 24 months of his base salary and (B) 200% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service over the 36 month period following termination.

The agreement also provides that in the event of a Change in Control in which the acquirer does not assume Mr. Fay’s outstanding and unvested equity awards, the vesting of all of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 18 month period following the closing of the Change in Control transaction.

Finally, the agreement provides for a supplemental cash payment, in addition to any death benefits payable under our life insurance policies, in the event that Mr. Fay’s employment terminates due to his death while he is outside of his country of residence (for any reason), if necessary to provide for total death benefits equal to two times his then-current annual base salary.

Benjamin L. Sitler. We currently have not entered into a binding employment offer letter with Mr. Sitler. Mr. Sitler’s original offer letter with us expired at the end of 2007. Mr. Sitler’s employment with us is on an at-will basis.

We entered into a severance rights agreement with Mr. Sitler on April 14, 2010. The severance rights agreement provides for the payment of severance benefits to Mr. Sitler in the event of the termination of his employment as described below. We had not entered into a prior severance rights agreement with Mr. Sitler.

Involuntary termination generally. Under the severance rights agreement, if Mr. Sitler’s employment terminates as a result of Involuntary Termination, and provided that Mr. Sitler provides a valid and effective release of all employment related claims, Mr. Sitler will receive the following severance benefits: (i) continuation of his base salary for up to six months (or until such earlier date as he commences new employment) and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

Involuntary termination following a change in control. Under the severance rights agreement, if Mr. Sitler’s employment terminates as a result of Involuntary Termination on or within 12 months following a Change in Control, and provided that Mr. Sitler provides a valid and effective release of all employment related claims, Mr. Sitler will receive the following severance benefits: (i) Mr. Sitler’s base salary at the time of termination on our normal payroll schedule until the earlier of (A) 12 months following termination and (B) the date Mr. Sitler commences new employment; (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment; (iii) a lump sum payment equal to 100% of Mr. Sitler’s target bonus amount for the year of termination; and (iv) the vesting of Mr. Sitler’s outstanding equity awards in accordance with the terms of the applicable stock plan under which they were granted.

Dr. Raymond Cheung. On August 14, 2007, consistent with local labor laws in China, we entered into a fixed-term labor contract with Dr. Cheung which expired on June 30, 2012 and effective as of July 1, 2012, we entered into a new fixed-term labor contract with Dr. Cheung which is set to expire on June 30, 2016, unless terminated prior to such date upon any of the following: (i) Dr. Cheung reaches retirement; (ii) Dr. Cheung dies or has been pronounced dead or missing by a Chinese court; (iii) our bankruptcy; (iv) the revocation of our business license, termination of our business, or our dissolution; or (v) as required by law. Upon the ordinary course expiration of the term of employment, if Dr. Cheung is still employed by us, the labor contract will remain valid until the labor contract is renewed or until either party rescinds the employment relationship.

On April 30, 2012, we entered into a new severance rights agreement with Dr. Raymond Cheung, our Vice President and Chief Operating Officer. The agreement provides that upon an Involuntary Termination of Dr. Cheung’s employment, subject to his execution of a binding release of claims, Dr. Cheung would receive the following severance benefits: (1) the greater of (A) a lump sum severance payment equal to 24 months of his base salary or (B) cash severance benefits payable to Dr. Cheung under applicable laws and regulations where Dr. Cheung provides services to the Company; (2) reimbursement of health insurance premiums for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Dr. Cheung’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service over the 18 month period following termination.

The agreement also provides that upon an Involuntary Termination of Dr. Cheung’s employment or upon a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change in Control and subject to his execution of a binding release of claims, Dr. Cheung would receive the following severance benefits: (1) the greater of (A) a lump sum severance payment equal to (x) 24 months of his base salary and (y) 200% of his target bonus for the year of termination or (B) cash severance benefits payable to Dr. Cheung under applicable laws and regulations where Dr. Cheung provides services to the Company; (2) reimbursement of health insurance premiums for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Dr. Cheung’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service over the 24 months period following termination.

The agreement also provides that in the event of a Change in Control in which the acquirer does not assume Dr. Cheung’s outstanding and unvested equity awards, the vesting of all of Dr. Cheung’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 18 month period following the closing of the Change in Control transaction.

Finally, the agreement provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Dr. Cheung’s employment terminates due to his death while he is outside of his country of residence (for any reason), if necessary to provide for total death benefits equal to two times his then-current annual base salary.

Dr. Wupen Yuen. In January 2005, we entered into an offer letter with Dr. Yuen to serve as our Director of Business Development on an at-will basis. The offer letter provides for an initial annual base salary of $165,000 per year, subject to periodic review and adjustment. Effective as of April 30, 2012, we entered into an amended and restated severance rights agreement with Dr. Yuen, which amends and restated the prior severance rights agreement with Dr. Yuen dated as of December 24, 2008, as amended April 13, 2010. The amended and restated agreement provides that upon an Involuntary Termination of Dr. Yuen’s employment, subject to his execution of a binding release of claims, Dr. Yuen would receive the following severance benefits: (1) a lump sum severance payment equal to 24 months of his base salary; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment and (3) the vesting of all of Dr. Yuen’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service over the 18 month period following termination.

The agreement also provides that upon an Involuntary Termination of Dr. Yuen’s employment within 12 months following a Change in Control and subject to his execution of a binding release of claims, Dr. Yuen would receive the following severance benefits: (1) a lump sum severance payment equal to (A) to 24 months of his base salary and (B) 200% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Dr. Yuen’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service over the 24 month period following termination.

The agreement also provides that in the event of a Change in Control in which the acquirer does not assume Dr. Yuen’s outstanding and unvested equity awards, the vesting of all of Dr. Yuen’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service over the 18 month period following the closing of the Change in Control transaction.

Finally, the agreement provides for a supplemental cash payment, in addition to any death benefits payable under our life insurance policies, in the event that Dr. Yuen’s employment terminates due to his death while he is outside of his country of residence (for any reason), if necessary to provide for total death benefits equal to two times his then-current annual base salary.

Potential payments upon termination or change in control

The section below describes the payments that we would have made to our named executive officers in connection with certain terminations of employment and/or certain corporate transactions like a Change in Control, if such events had occurred on December 31, 2012. For further information, see the section entitled “Executive Compensation—Employment agreements.”

Potential payments upon involuntary termination, not in connection with a change in control.

Timothy S. Jenks. Under the severance rights agreement in effect on December 31, 2012, upon an Involuntary Termination and subject to his execution of a binding release of claims, Mr. Jenks would have received the following severance benefits: (1) a lump sum severance payment equal to (A) 24 months of his base salary and (B) 100% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Mr. Jenks’ outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) would have accelerated as to the number of shares that would have vested subject to continued service over the 18 month period following termination.

James D. Fay. Under the severance rights agreement in effect on December 31, 2012, upon an Involuntary Termination and subject to his execution of a binding release of claims, Mr. Fay would have received the following severance benefits: (1) a lump sum severance payment equal to (A) 24 months of his base salary and (B) 100% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) would have accelerated as to the number of shares that would have vested subject to continued service over the 18 month period following termination.

Benjamin L. Sitler. Under the severance rights agreement in effect on December 31, 2012, upon an Involuntary Termination and subject to his execution of a binding release of claims, Mr. Sitler would have received the following severance benefits: (i) six months of his base salary (paid over time for six months or, if earlier, until he commences new employment), and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

Dr. Raymond Cheung. Under the severance rights agreement in effect on December 31, 2012, upon an Involuntary Termination and subject to his execution of a binding release of claims, Dr. Cheung would have received the following severance benefits: (1) the greater of (A) a lump sum severance payment equal to 24 months of his base salary or (B) cash severance benefits payable to Dr. Cheung under applicable laws and regulations where Dr. Cheung provides services to the Company; (2) reimbursement of health insurance premiums for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Dr. Cheung’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) would have accelerated as to the number of shares that would have vested subject to continued service over the 18 month period following termination.

Dr. Wupen Yuen. Under the severance rights agreement in effect on December 31, 2012, upon an Involuntary Termination and subject to his execution of a binding release of claims, Dr. Yuen would have received the following severance benefits: (1) a lump sum severance payment equal to 24 months of his base salary; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment and (3) the vesting of all of Dr. Yuen’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) would have accelerated as to the number of shares that would have vested subject to continued service over the 18 month period following termination.

Potential payments upon a change in control, stock awards not assumed.

Pursuant to our 2004 Stock Option Plan and our 2010 Equity Incentive Plan, in the event that there had been a change in control (as defined in the 2004 Stock Option Plan and the 2010 Equity Incentive Plan in a manner that is generally consistent with the definition set forth above) on December 31, 2012, and if the surviving or acquiring corporation had elected not assume or substitute for outstanding options (or assume the repurchase rights held in respect of shares purchased under such options, as applicable), the vesting of outstanding options held by each of our named executive officers on such date would have accelerated (and the repurchase rights with respect to the shares issued upon exercise of such options would have lapsed) as to that number of shares that would otherwise have vested and become exercisable as of December 31, 2013, that is, the date that is 12 months after the date of the change in control.

Potential payments upon a change in control concurrent with an involuntary termination of employment.

Pursuant to our 2004 Stock Option Plan and our 2010 Equity Incentive Plan, in the event that there had been a change in control (as defined in the 2004 Stock Option Plan and the 2010 Equity Incentive Plan in a manner that is generally consistent with the definition set forth above) on December 31, 2012, and if the surviving or acquiring corporation had elected to assume or substitute for outstanding options (and assume the repurchase rights held in respect of shares purchased under such options, as applicable), and if the employment of any of our named executive officers would have terminated on such date as a result of an Involuntary Termination, the vesting of outstanding options would have accelerated (and the repurchase rights with respect to the shares issued upon exercise of such options would have lapsed) as to an additional number of shares equal to the number of shares that would otherwise have vested and become exercisable as of December 31, 2013, that is, the date that is 12 months after the date of the change in control.

Timothy S. Jenks. Under the severance rights agreement that was in effect on December 31, 2012, upon an Involuntary Termination of Mr. Jenks’ employment or as a result of a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change in Control and subject to his execution of a binding release of claims, Mr. Jenks would receive the following severance benefits: (1) a lump sump severance payment equal to (A) 24 months of his base salary and (B) 200% of his target bonus for the year of termination; and (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment. In addition, the vesting of all of Mr. Jenks’ outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) would have accelerated in full.

James D. Fay. Under the severance rights agreement in effect on December 31, 2012, upon an Involuntary Termination of Mr. Fay’s employment or as a result of a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change in Control, and subject to his execution of a binding release of claims, Mr. Fay would have received the following severance benefits: (1) a lump sum severance payment equal to (A) 24 months of his base salary and (B) 200% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) would have accelerated as to the number of shares that would have vested subject to continued service over the 36 month period following termination.

Benjamin L. Sitler. Under the severance rights agreement in effect on December 31, 2012, upon an Involuntary Termination of Mr. Sitler’s employment or as a result of a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change in Control and subject to his execution of a binding release of claims, Mr. Sitler would have received severance benefits equal to 12 months base salary (paid over time over 12 months, or, if earlier, or until he commences new employment), paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment, payment of his entire target bonus amount for the year of his termination, and the vesting of all of Mr. Sitler’s outstanding equity awards that would have vested subject to continuous service over the 12 month period following termination.

Dr. Raymond Cheung. Under the severance rights agreement in effect on December 31, 2012, upon an Involuntary Termination of Dr. Cheung’s employment or as a result of a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change in Control, and subject to his execution of a binding release of claims, Dr. Cheung would have received the following severance benefits: (1) the greater of (A) a lump sum severance payment equal to 24 months of his base salary or (B) cash severance benefits payable to Dr. Cheung under applicable laws and regulations where Dr. Cheung provides services to the Company; (2) reimbursement of health insurance premiums for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Dr. Cheung’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) would have accelerated as to the number of shares that would have vested subject to continued service over the 18 month period following termination.

Dr. Wupen Yuen. Under the severance rights agreement in effect on December 31, 2012, upon an Involuntary Termination of Dr. Yuen’s employment or as a result of a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change in Control and subject to his execution of a binding release of claims, Dr. Yuen would have received the following severance benefits: (1) a lump sum severance payment equal to (A) to 24 months of his base salary and (B) 200% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Dr. Yuen’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) would have accelerated as to the number of shares that would have vested subject to continued service over the 24 month period following termination.

Potential payments upon termination or change in control

The following table shows the amounts each of our named executive officers would receive in the event of his termination and/or upon a change in control, assuming the event took place on December 31, 2012, the last business day of our most recently completed fiscal year. All severance benefits are contingent upon the individual’s execution of a general release of all claims.

Named executive officer	Termination or change in control event(1)	Salary ($)		Bonus ($)		Benefits ($)		Equity acceleration ($)(2)	All other compensation ($)	Total ($)
Timothy S. Jenks	• Involuntary termination	360,000	(3)	270,000	(4)	7,248	(5)	123,301	—	760,549
	• Change in control—awards assumed and involuntary termination(6)	360,000	(3)	540,000	(7)	7,248	(5)	249,311	—	1,156,559
	• Change in control—awards not assumed and involuntary termination(8)	360,000	(3)	540,000	(7)	7,248	(5)	249,311	—	1,156,559
	• Change in control—awards not assumed and employment continues(9)	—		—		—		112,900	—	112,900

James D. Fay	• Involuntary termination	300,000	(3)	135,000	(4)	2,309	(5)	66,813	—	504,122
	• Change in control—awards assumed and involuntary termination(6)	300,000	(3)	270,000	(7)	2,309	(5)	136,554	—	708,863
	• Change in control—awards not assumed and involuntary termination(8)	300,000	(3)	270,000	(7)	2,309	(5)	136,554	—	708,863
	• Change in control—awards not assumed and employment continues (9)	—		—		—		59,638	—	59,638

Benjamin L. Sitler	• Involuntary termination	115,712	(10)	—		—		—	—	115,712
	• Change in control—awards assumed and involuntary termination (6)	231,424	(11)	92,570	(4)	—		54,034	—	378,028
	• Change in control—awards not assumed and involuntary termination (8)	231,424	(11)	92,570	(4)	—		54,034	—	378,028
	• Change in control—awards not assumed and employment continues (9)	—		—		—		54,034	—	54,034

Dr. Raymond Cheung	• Involuntary termination	307,054	(3)	—		—		66,813	—	373,867
	• Change in control—awards assumed and involuntary termination (6)	307,054	(3)	122,822	(7)	—		109,576	—	539,452
	• Change in control—awards not assumed and involuntary termination (8)	307,054	(3)	122,822	(7)	—		109,576	—	539,452
	• Change in control—awards not assumed and employment continues (9)	—		—		—		59,638	—	59,638

Dr. Wupen Yuen	• Involuntary termination	260,000	(3)	—		—		66,813	—	326,813
	• Change in control—awards assumed and involuntary termination (6)	260,000	(3)	104,000	(7)	—		109,576	—	473,576
	• Change in control—awards not assumed and involuntary termination (8)	260,000	(3)	104,000	(7)	—		109,576	—	473,576
	• Change in control—awards not assumed and employment continues(9)	—		—		—		59,638	—	59,638

(1)	No compensation is payable where there is a change in control, awards are assumed and employment continues.
(2)	The value realized is the gain that our named executive officers would receive, calculated as the difference between the closing price per share of our common stock on December 31, 2012 of $5.74, and the exercise price of the named executive officers’ unvested options or awards subject to acceleration upon or following a change in control event.
(3)	Represents 24 months base salary calculated at a rate in effect on December 31, 2012.
(4)	Represents 100% of target bonus for such named executive officer for 2012.
(5)	Represents 24 months of continued health insurance coverage for such named executive officer at the applicable benefit rate for 2012.
(6)	Represents benefits received by such named executive officer upon a change in control in which the surviving or acquiring entity elects to assume or substitute outstanding options or awards concurrent with an involuntary termination of employment of such named executive officer.
(7)	Represents 200% of target bonus for such named executive officer for 2012.
(8)	Represents benefits received by such named executive officer upon a change in control in which the surviving or acquiring corporation elected not to assume or substitute outstanding options or awards concurrent with an involuntary termination of employment of such named executive officer.
(9)	Represents benefits received by such named executive officer upon a change in control in which the surviving or acquiring corporation elected not to assume or substitute outstanding options or awards and such named executive officer’s employment continues.
(10)	Represents six months base salary calculated at the rate in effect on December 31, 2012 to be paid on our normal payroll schedule, and assumes such named executive officer does not begin new employment during the period in which such named executive receive such payments.
(11)	Represents 12 months base salary calculated at the rate in effect on December 31, 2012 to be paid on our normal payroll schedule, and assumes such named executive officer does not begin new employment during the period in which such named executive receive such payments.

DIRECTOR COMPENSATION

Since April 2011, we have provided the following compensation package for our non-employee directors.

Annual retainer	$36,000
Additional retainer Audit Committee chair	24,000
Additional retainer Audit Committee member	12,000
Additional retainer Compensation Committee chair	9,000
Additional retainer Compensation Committee member	6,000
Additional retainer Nominating and Corporate Governance Committee chair	9,000
Additional retainer Nominating and Corporate Governance Committee member	6,000
Additional payment for lead independent director per regular meeting	1,000
Additional payment for technical advisory board per regular meeting	2,500	(1)

(1)	If meeting requires one day or more of travel, then amount paid will be $5,000.

Equity Compensation Prior to April 2013. Prior to April 2013, our non-employee director compensation policy provided that upon election to our board of directors, each non-employee director would receive an initial option grant to purchase that number of shares of our common stock equal to (1) $100,000 divided by (2) the fair market value of a share of our common stock on the date of such grant, which would vest ratably over 48 months. Each year following the initial option grant on the date of each annual stockholders’ meeting, each such non-employee director would receive a grant of an option to purchase that number of shares of our common stock equal to (1) $50,000 divided by (2) the fair market value of a share of our common stock on the date of such grant, which would vest ratably over 24 months. Each of these option grants would have an exercise price equal to the fair market value of our common stock on the date of grant.

Current Equity Compensation. In April 2013, our board of directors and Compensation Committee changed our non-employee director compensation policy to eliminate the initial option grant for a non-employee director joining the board. In addition, the annual equity award was changed to provide that on the date of each annual stockholders’ meeting, each non-employee director will receive (A) a grant of an option to purchase that number of shares of our common stock equal to (1) $25,000 divided by (2) the fair market value of a share of our common stock on the date of such grant, which shall vest ratably over 12 months and (B) a grant of restricted stock units covering that number of shares of our common stock equal to (1) $25,000 divided by (2) the fair market value of a share of our common stock on the date of such grant, which shall vest on the 12 month anniversary of the date of grant. Each of the option grants shall have an exercise price equal to the fair market value of our common stock on the date of grant.

Director compensation table

The following table sets forth information regarding fees paid to our non-employee directors for their service on our board of directors during the year ended December 31, 2012.

Name	Fees earned or paid in cash	Option awards(1)		Total
Charles J. Abbe	$12,000	$69,043	(2)	$81,043
Bandel L. Carano	45,000	33,132	(3)	78,132
Allan Kwan	48,000	33,132	(3)	81,132
Björn Olsson	53,000	33,132	(3)	86,132
Sergey Polikarpov	27,000	99,397	(4)	126,397
Michael J. Sophie	65,000	33,132	(3)	98,132
Lee Sen Ting	57,000	33,132	(3)	90,132

(1)	Amounts reflect the grant date fair value of stock options granted in 2012 calculated in accordance with applicable accounting guidance for share-based payment transactions. The valuation assumptions used in determining such amounts are described in Note 13 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 15, 2013.
(2)	Consists of a stock option to purchase 17,421 shares granted on October 2, 2012 with a fair value of $3.96 per share and an exercise price of $5.74. The exercise price of such stock option granted represents the fair market value of our common stock on the date of grant.
(3)	Consists of a stock option to purchase 11,709 shares granted on June 8, 2012 with a fair value of $2.83 per share and an exercise price of $4.27. The exercise price of such stock option granted represents the fair market value of our common stock on the date of grant.
(4)	Consists of a stock option to purchase 22,271 shares granted on April 27, 2012 with a fair value of $2.98 per share and an exercise price of $4.49, and a stock option to purchase 11,709 shares granted on June 8, 2012 with a fair value of $2.83 per share and an exercise price of $4.27. The exercise price of such stock options granted represents the fair market value of our common stock on the date of grant.

As of December 31, 2012, our non-employee directors held outstanding stock options as follows:

Name	Stock options
Charles J. Abbe	17,421
Bandel L. Carano	24,116
Allan Kwan	28,116
Björn Olsson	28,116
Sergey Polikarpov	33,980
Michael J. Sophie	31,116
Lee Sen Ting	29,116

Director Stock Ownership Guidelines

In April 2013, our board of directors (upon recommendation of our Compensation Committee) adopted a resolution that each non-employee director should own shares of our common stock with a value equal at least to two times the current annual retainer, which is equivalent to $72,000 based on the current $36,000 annual retainer. Non-employee directors have a three year period from either (i) April 25, 2013, or (ii) the date such non-employee director joined our board, whichever is later, over which to achieve this ownership level. Our board believes that directors should have a significant financial stake in our company, in order to help align the interests of our non-employee directors with the interests of our stockholders. At its discretion, our board may evaluate whether this requirement should be waived in the case of any director who, because of his or her personal circumstances, would incur a hardship by complying with this requirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee currently consists of Messrs. Olsson and Ting. None of the members of our Compensation Committee have, at any time, been one of our officers or employees. None of our executive officers serve, or in the past year have served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions

The following is a summary of transactions since January 1, 2012 to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Executive Compensation” and “Management—Director Compensation” sections of this proxy statement.

Private placement and related agreements with Rusnano

In April 2012, we entered into a share purchase agreement with Rusnano, pursuant to which we agreed to sell and issue an aggregate of 4,972,905 shares of common stock at a purchase price of $8.00 per share for aggregate gross proceeds of approximately $39,783,240. Immediately after the closing of such transaction, Rusnano owned approximately 16.6% of our issued and outstanding common stock. See “Security Ownership of Certain Beneficial Owners and Management” for additional information about Rusnano.

In connection with the foregoing transaction, we entered into a rights agreement with Rusnano pursuant to which we agreed to, among other matters: (i) file one or more registration statements covering the resale of shares of our common stock held by Rusnano prior to the expiration of a lock-up agreement between us and Rusnano, (ii) grant piggyback registration rights to Rusnano for shares of our common stock held by Rusnano following the expiration of the lock-up agreement in the event we propose to register shares in an underwritten offering, (iii) grant Rusnano the right to designate one nominee for our board of directors, (v) grant Rusnano a right of first offer to purchase its pro rata share of all equity securities (subject to customary exceptions set forth therein) that we may propose to sell and issue after the date of the rights agreement, and (v) use at least $30,000,000 of the proceeds from the Private Placement to establish a wholly-owned subsidiary and facility in the Russian Federation for the manufacturing of certain of our products (the “performance covenant”). The rights agreement also provides that, in the event we fail to perform certain covenants set forth therein by July 31, 2014 (subject to extension to March 31, 2015, as set forth therein), including and related to the performance covenant, we will pay Rusnano a cash amount equal to $5,000,000. Such penalty payment constitutes the sole and exclusive remedy for damages and monetary relief available to Rusnano as a result of our breach of these specific covenants, subject to the exceptions set forth therein.

We also entered into a lock-up agreement with Rusnano, dated April 27, 2012, in connection with the foregoing transaction. The lock-up agreement provides that Rusnano will not, for a period of two years from the closing of the transaction, directly or indirectly, sell or otherwise dispose of any shares of our common stock or securities convertible into or exchangeable for our common stock. The lock-up agreement will automatically terminate prior to the two-year period upon the earlier to occur, if any, of: (1) the date on which a third party, together with its affiliates, acquires a number of shares of our common stock and/or securities convertible into or exchangeable for common stock such that such third party’s beneficial ownership percentage of our outstanding shares of common stock is equal to or greater than twenty-five percent (25%), or (2) a change of control transaction.

Indemnification of officers and directors

Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director.

Our bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	we may indemnify our other employees and agents as provided in indemnification contracts entered into between us and our employees and agents;

•

we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnity agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We have also obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Policies and procedures for related party transactions

We believe that we executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the Audit Committee of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

All related party transactions will be reviewed and approved by our Audit Committee. Pursuant to our code of business conduct and ethics, the Audit Committee is responsible for approving, prior to our entry into any transaction involving related parties, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest. In reviewing and approving these transactions, our Audit Committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your voted proxy promptly.

By order of the board of directors,

James D. Fay Senior Vice President, Chief Financial Officer and Assistant Secretary San Jose, California Dated: April 26, 2013

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission, is available without charge upon written request to James D. Fay, Assistant Secretary, NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134 USA.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to

be held on June 11, 2013 at our principal office located at 2911 Zanker Road, San Jose, California 95134 USA.

The proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012,

as filed with the Securities and Exchange Commission, are available at http://IR.neophotonics.com.

ANNEX A

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS OF

NEOPHOTONICS CORPORATION

FROM SAN JOSE	FROM SAN FRANCISCO	FROM OAKLAND
Take 101 northbound. Take exit 392 at Montague Expy. Merge onto Montague Expy. Turn right at Zanker Road. Turn right into NeoPhotonics’ parking lot. Proceed to the building at 2911 Zanker to check in.	Take 101 southbound. Take exit 392 at Montague Expy. Merge onto Montague Expy. Turn right at Zanker Road. Turn right into NeoPhotonics’ parking lot. Proceed to the building at 2911 Zanker to check in.	Take 880 southbound. Take exit 7 at Montague Expy. Merge onto Montague Expy. Turn left at Zanker Road. Turn right into NeoPhotonics’ parking lot. Proceed to the building at 2911 Zanker to check in.

ANNEX B

NEOPHOTONICS CORPORATION

2010 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 14, 2010

APPROVED BY THE STOCKHOLDERS: JULY 20, 2010

AMENDED BY THE BOARD: NOVEMBER 29, 2010

AMENDED BY THE BOARD: DECEMBER 12, 2012

TERMINATION DATE: APRIL 13, 2020

1. GENERAL.

(a) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(xi) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (A) the reduction of the exercise price (or strike price) of any outstanding Option or SAR under the Plan; (B) the cancellation of any outstanding Option or SAR under the Plan and the grant in substitution therefor of (1) a new Option or SAR under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a Restricted Stock Award, (3) a Restricted Stock Unit Award, (4) an Other Stock Award, (5) cash and/or (6) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 4,304,725 shares (the “Share Reserve”). In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year for a period of seven (7) years commencing on January 1, 2014 and ending on (and including) January 1, 2020, in an amount equal to three and one-half percent (3.5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the limitation in this Section 3(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of common stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased shall revert to and again become available for issuance under the Plan. Any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 9,500,000 shares of Common Stock.

(d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of eight hundred thousand (800,000) shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred (100% percent) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable award agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or

(ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous

Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed four hundred thousand (400,000) shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of ten million dollars ($10,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly with at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, the following provisions shall govern:

(i) in the event of a Change in Control in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue the Stock Award or substitute a similar stock award for the Stock Award outstanding under the Plan (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), then with respect to Stock Awards that have not been assumed, continued or substituted that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control and who are (A) an Officer, (B) an Employee at the employee-director level (as determined by the Board), or (C) a Non-Employee Director (referred to as the “Current Senior Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated as to that number of shares that would otherwise have vested under such Award in the ordinary course as of the date that is twelve (12) months after the effective time of the Change in Control, assuming the Current Senior Participant remained in Continuous Service for such twelve (12) month period (with such accelerated vesting contingent upon the effectiveness of the Change in Control and effective as of the date the Board shall determine (or, if the Board shall not determine such a date, the date that is five (5) days prior to the effective time of the Change in Control)), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Stock Award will lapse as to that number of shares as to which such rights would otherwise have lapsed under such Award in the ordinary course as of the date that is twelve (12) months after the effective time of the Change in Control, assuming the Current Senior Participant remained in Continuous Service for such twelve (12) month period (with such accelerated lapsing contingent upon the effectiveness of the Change in Control and effective as of the date the Board shall determine (or, if the Board shall not determine such a date, the date that is five (5) days prior to the effective time of the Change in Control)).

(ii) in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) assumes or continues such outstanding Stock Award or substitutes a similar stock award for such outstanding Stock Award, with respect to Stock Awards that have been assumed, continued or substituted that are held by Current Senior Participants, if any Current Senior Participant’s Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause or due to a voluntary termination that is a Resignation for Good Reason, in either case on or within twelve (12) months after the effective time of the Change in Control, and provided such termination of service is a “separation from service” as defined under Treasury Regulation Section 1.409A-1(h)), then, effective as of the date of the termination of Continuous Service, the vesting of such Stock Award (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated as to that number of shares that would otherwise have vested in the ordinary course under such Stock Award as of the date that is twelve (12) months after the termination of Continuous Service, assuming the Current Senior Participant remained in Continuous Service for such twelve (12) month period, and any reacquisition or repurchase rights held by the Company with respect to such Stock Award held by such individual will lapse as to that number of shares as to which such rights would otherwise have lapsed under each such Stock Award in the ordinary course as of the date that is twelve (12) months after the termination of Continuous Service, assuming the Current Senior Participant remained in Continuous Service for such twelve (12) month period.

(e) Parachute Payments. If any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the

Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of Stock Awards other than Options; cancellation of accelerated vesting of Options; and reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s applicable type of Stock Awards (i.e., earliest granted Stock Award cancelled last).

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as requested by the Participant or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Participant and the Company with an opinion that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the next calendar day after the IPO Date, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, shall be granted and no Performance Cash Award shall be settled) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date the Plan is adopted by the Board.

12. CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means NeoPhotonics Corporation, a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the

Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of the Plan as set forth in Section 11.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the

Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(hh) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ii) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated

Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles, (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of bonuses under the Company’s bonus plans and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this NeoPhotonics Corporation 2010 Equity Incentive Plan.

(qq) “Resignation for Good Reason” means voluntary termination by a Participant from all positions he or she then holds with the Company, which resignation results in a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h), effective within a period of ninety (90) days after the Participant provides written notice to the Company after the initial occurrence of one of the following actions taken without his or her written consent, which written notice must be provided within thirty (30) days after the initial occurrence of one of the following actions, and must reasonably specify the particulars of the action; provided, however, that following the receipt of notice by the Company, the Company shall have a period of thirty (30) days during which to remedy the action giving rise to a Resignation for Good Reason and if such action is materially remedied by the Company during such period, no event giving rise to a right for a Resignation for Good Reason shall be deemed to have occurred:

(i) the assignment to the Participant of any duties or responsibilities that results in a material diminution in the Participant’s employment role in the Company as in effect immediately prior to the date of such actions; provided, however, that mere changes in the Participant’s title or reporting relationships alone shall not constitute a basis for Resignation for Good Reason;

(ii) a greater than twenty percent (20%) aggregate reduction by the Company in the Participant’s annual base salary (that is, a material reduction in base compensation), as in effect immediately prior to the date of such actions; provided, however, that if there are across-the-board proportionate salary reductions for all other similarly situated Employees or Consultants, as determined by the Board, by the same percentage amount as part of a general salary reduction, the reduction as to that Participant shall not constitute a basis for Resignation for Good Reason; or

(iii) a non-temporary relocation of the Participant’s business office to a location that increases Participant’s one way commute by more than thirty-five (35) miles from the location at which the Participant performs duties as of immediately prior to the date of such action.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

NEOPHOTONICS CORPORATION

STOCK OPTION GRANT NOTICE

(2010 EQUITY INCENTIVE PLAN)

NeoPhotonics Corporation (the “Company”), pursuant to its 2010 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule

Vesting Schedule:	[1/4th of the shares vest one year after the Vesting Commencement Date; the balance of the shares vest in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date.]

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash or check

☒ By bank draft or money order payable to the Company

☒ Pursuant to a Regulation T Program if the Shares are publicly traded

☒ By delivery of already-owned shares if the Shares are publicly traded

☒ If and only to the extent this option is a Nonstatutory Stock Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement[2]

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder by the Company, and (ii) the following agreements only:

OTHER AGREEMENTS:

[1]	If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.
[2]	An Incentive Stock Option may not be exercised by a net exercise arrangement.

NEOPHOTONICS CORPORATION		OPTIONHOLDER:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Option Agreement, 2010 Equity Incentive Plan and Notice of Exercise

ATTACHMENT I

OPTION AGREEMENT

ATTACHMENT II

2010 EQUITY INCENTIVE PLAN

ATTACHMENT III

NOTICE OF EXERCISE

NOTICE OF EXERCISE

2010 EQUITY INCENTIVE PLAN

NeoPhotonics Corporation
2911 Zanker Road
San Jose, California 95134	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):		Incentive ☐	Nonstatutory ☐

Stock option dated:		_______________

Number of shares as to which option is exercised:		_______________

Shares to be issued in name of:		_______________

Total exercise price:	$	______________

Cash payment delivered herewith:	$	______________

Regulation T Program (cashless exercise)	$	______________

Value of shares of NeoPhotonics Corporation common stock pursuant to net exercise[3]:	$	______________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2010 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

Very truly yours,

[3]	NeoPhotonics Corporation must have established net exercise procedures at the time of exercise in order to utilize this payment method and must expressly consent to your use of net exercise at the time of exercise. An Incentive Stock Option may not be exercised by a net exercise arrangement.

NEOPHOTONICS CORPORATION

2010 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, NeoPhotonics Corporation (the “Company”) has granted you an option under its 2010 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

VESTING. Subject to the limitations contained herein and the potential vesting acceleration provisions set forth in Section 9 of the Plan, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of

Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

If the Option is a Nonstatutory Stock Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

immediately upon the termination of your Continuous Service for Cause;

three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; and if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant specified in your Grant Notice, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option shall not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant specified in your Grant Notice or (B) the date that is three (3) months after the termination of your Continuous Service, or (y) the Expiration Date;

twelve (12) months after the termination of your Continuous Service due to your Disability;

eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

the Expiration Date indicated in your Grant Notice; or

the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

EXERCISE.

You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

TRANSFERABILITY. Except as otherwise provided in this Section 10, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect option exercises, designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate shall be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

WITHHOLDING OBLIGATIONS.

At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

Upon your request and subject to approval by the Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock unless such obligations are satisfied.

TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

NEOPHOTONICS CORPORATION

RESTRICTED STOCK UNIT GRANT NOTICE

2010 EQUITY INCENTIVE PLAN

NeoPhotonics Corporation (the “Company”), pursuant to its 2010 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit award for the number of shares of the Company’s Common Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Agreement, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Unit Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:	________________________________
Date of Grant:	________________________________
Vesting Commencement Date:	________________________________
Number of Units/Shares Subject to Award:	________________________________
Consideration:	Participant’s past services

Vesting Schedule:	[______________________________________________________________].
Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service (as defined in the Restricted Stock Unit Agreement).

Issuance Schedule:	The shares will be issued in accordance with the issuance schedule set forth in Section 6 of the Award Agreement, but in all cases not later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d) such that this Award is exempt from Section 409A of the Code under Treasury Regulation Section 1.409A-1(b)(4) as a short term deferral. Each installment of Restricted Stock Units that vests hereunder is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the Restricted Stock Units and the underlying Common Stock of the Company and supersede all prior oral and written agreements on that subject with the exception of (i) awards previously granted and delivered to Participant under the Plan, the Company’s 2004 Stock Option Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

NEOPHOTONICS CORPORATION	PARTICIPANT:

By:
Signature		Signature
Title:	Date:

Date:

ATTACHMENTS: Restricted Stock Unit Agreement, 2010 Equity Incentive Plan

ATTACHMENT I

NEOPHOTONICS CORPORATION

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”) and in consideration of your services, NeoPhotonics Corporation (the “Company”) has awarded you a Restricted Stock Unit award (the “Award”) under its 2010 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award and is subject to the terms set forth herein. Defined terms not explicitly defined in this Agreement shall have the same meanings given to them in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

GRANT OF THE AWARD. Subject to adjustment and the terms and conditions as provided herein and in the Plan, this Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of shares of Common Stock subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the shares or the delivery of the underlying Common Stock.

VESTING. Subject to the limitations contained herein and the potential vesting acceleration provisions set forth in Section 9(d) of the Plan, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.

NUMBER OF SHARES.

The number of units/shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

Any additional Restricted Stock Units and any shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and any shares covered by your Award.

Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.

SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless either (a) the shares are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.

Death. Your Award is transferable by will and by the laws of descent and distribution. In addition, upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock or other consideration to which you were entitled at the time of your death pursuant to this Agreement. In the absence of such a designation, your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Award or your right to receive the distribution of Common Stock or other consideration thereunder, pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.

DATE OF ISSUANCE.

The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and shall be construed and administered in such a manner.

Subject to the satisfaction of the withholding obligations set forth in Section 10 of this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting dates. The issuance date determined by this paragraph is referred to as the “Original Issuance Date.” If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day.

Notwithstanding the foregoing, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market, and (ii) the Company elects, prior to the Original Issuance Date, (1) not to satisfy the tax withholding obligations described in Section 10 by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (2) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 10 of this Agreement (including but not limited to a commitment under a previously established Company-approved 10b5-1 trading plan), then such shares shall not be delivered on such Original Issuance Date and shall instead be delivered on the first business day of the next occurring open window period applicable to you or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if permitted in a manner that complies with Treasury Regulation Section 1.409A-1(b)(4), in no event later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d).

DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends as determined by the Company.

AWARD NOT A SERVICE CONTRACT.

Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

The right to continue vesting in the Award pursuant to Section 2 and the schedule set forth in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. This Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

WITHHOLDING OBLIGATIONS.

On each vesting date, and on or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Award to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s (or Affiliate’s) required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other cash or property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

MISCELLANEOUS.

The rights and obligations of the Company under your Award shall be transferable to any one (1) or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.

AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from and therefore deemed to be deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

NO OBLIGATION TO MINIMIZE TAXES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

ATTACHMENT II

NEOPHOTONICS CORPORATION

2010 EQUITY INCENTIVE PLAN

NEOPHOTONICS CORPORATION 2911 ZANKER ROAD SAN JOSE, CA 95134 USA	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees
01	Allan Kwan 02 Lee Sen Ting
The Board of Directors recommends you vote FOR proposal Nos. 2 and 3.								For	Against	Abstain
2.	Approval of the amendment to our 2010 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares.							☐	☐	☐
3.	Ratification of the selection by our Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.							☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.
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NEOPHOTONICS CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 11, 2013 10:00 AM THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Timothy S. Jenks and James D. Fay, or either of them, as proxies of the stockholders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of NEOPHOTONICS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Pacific Time on June 11, 2013, at 2911 Zanker Road, San Jose, CA 95134 USA, and any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” all nominees listed in Proposal No. 1, “FOR” Proposal No. 2, and “FOR” Proposal No. 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND “FOR” PROPOSAL NO. 3.

Continued and to be signed on reverse side